Filed Pursuant to Rule 424(b)(5)

Registration No. 333-164783

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
4.00% Convertible Senior Notes due 2015	$100,000,000	100%	$100,000,000	$7,130.00

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (or the Securities Act).

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 8, 2010)
$100,000,000

Annaly Capital Management, Inc.

4.00% Convertible Senior Notes Due 2015

          We are offering $100,000,000 aggregate principal amount of our 4.00% Convertible Notes due 2015. We issued $500,000,000 of the notes on February 12, 2010. The notes offered hereby and the $500,000,000 of notes previously issued will be consolidated and form a single series for all purposes under the indenture, including, without limitation, waivers, amendments, conversions and offers to purchase, and will be issued under the same CUSIP numbers. The notes will bear interest at a rate of 4.00% per year. Interest on the notes will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2010. The notes will mature on February 15, 2015, unless earlier converted or repurchased by us.

          Noteholders may convert their notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date (excluding such maturity date). Noteholders will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the delivery of shares of common stock to noteholders upon conversion.

          The initial conversion rate is 46.6070 shares of our common stock per $1,000 principal amount of notes, equivalent to a conversion price of $21.456 per share of common stock. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest.

          We may not redeem the notes at our option prior to maturity. If we undergo a fundamental change, as described in this prospectus supplement, noteholders may require us to repurchase the notes in whole or in part at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date in exchange for shares of our common stock. In addition, following a fundamental change, a noteholder who elects to convert its notes in certain circumstances may be entitled to receive additional shares of our common stock based on a premium over the principal amount of the notes being converted, in addition to the shares such noteholders are otherwise entitled to receive upon conversion.

          If, at any time, the daily VWAP of our common stock exceeds 130% of the applicable conversion price for 10 trading days during any consecutive 15 trading day period, we may, at our option, cause all or a portion of the notes to be automatically converted into shares of common stock. If we require the notes to be converted, noteholders will be entitled to receive additional shares of our common stock equal to the dollar amount of the remaining scheduled payments of interest that would have been made on the notes to be converted had such notes remained outstanding from the conversion date until maturity, in addition to the shares such noteholders are otherwise entitled to receive upon conversion.

          The notes will rank equally with all our existing and future senior debt and senior to all our future subordinated debt. The notes will be effectively subordinated to our secured indebtedness. We cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange.

          Our common stock is listed on the New York Stock Exchange under the symbol “NLY.” The last reported sale price of our common stock on the New York Stock Exchange on February 26, 2010 was $18.38 per share.

          Investing in the notes or our common stock issuable upon conversion of the notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Annaly(1)

Per Note	100.00%	3.00%	97.00%
Total	$100,000,000	$3,000,000	$97,000,000

          (1) Plus accrued interest from February 12, 2010 through the issue date.

          We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company and its participants, including Clearstream and the Euroclear system, on or about March 5, 2010.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this prospectus supplement is March 2, 2010.

TABLE OF CONTENTS

Prospectus Supplement

PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-9
USE OF PROCEEDS	S-15
RATIO OF EARNINGS TO FIXED CHARGES	S-15
MANAGEMENT	S-15
DESCRIPTION OF NOTES	S-16
ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-36
CERTAIN ERISA CONSIDERATIONS	S-44
UNDERWRITING	S-46
LEGAL MATTERS	S-50
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-50

Prospectus

ABOUT THIS PROSPECTUS	1
A WARNING ABOUT FORWARD-LOOKING STATEMENTS	2
ABOUT ANNALY CAPITAL MANAGEMENT, INC.	4
RISK FACTORS	4
USE OF PROCEEDS	5
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	5
DESCRIPTION OF EQUITY SECURITIES	5
DESCRIPTION OF DEBT SECURITIES	12
RESTRICTIONS ON OWNERSHIP AND TRANSFER	33
CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS	35
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	38
PLAN OF DISTRIBUTION	61
EXPERTS	62
LEGAL MATTERS	63
WHERE YOU CAN FIND MORE INFORMATION	63
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	63

          You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes. The information in this document may only be accurate on the date of this document.

i

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

          Certain statements contained in this prospectus supplement, and certain statements contained in our future filings with the Securities and Exchange Commission (or the SEC or the Commission), in our press releases or in our other public or stockholder communications may not be based on historical facts and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	changes in interest rates;

•	changes in the yield curve;

•	changes in prepayment rates;

•	the availability of mortgage-backed securities for purchase;

•	the availability of financing and, if available, the terms of any financing;

•	changes in the market value of our assets;

•	changes in business conditions and the general economy;

•	our ability to consummate any contemplated investment opportunities;

•	risks associated with the investment advisory business of our wholly-owned subsidiaries, including:

	-	the removal by clients of assets managed;

	-	their regulatory requirements; and

	-	competition in the investment advisory business;

•	risks associated with the broker-dealer business of our subsidiary;

•	changes in government regulations affecting our business; and

•	our ability to maintain our qualification as a REIT for federal income tax purposes.

          No forward-looking statements can be guaranteed and actual future results may vary materially and we caution you not to place undue reliance on these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, please see the risks set forth under the caption “Risk Factors” in this prospectus supplement, in the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ii

PROSPECTUS SUPPLEMENT SUMMARY

          The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in our notes, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption “Risk Factors” in this prospectus supplement, in the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference in the accompanying prospectus, and the information set forth under the captions “Incorporation of Certain Documents by Reference” on page S-50 of this prospectus supplement and “Where You Can Find More Information” on page 62 of the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. All references to “we,” “our” and “us” in this prospectus supplement mean Annaly Capital Management, Inc. and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor.

The Company

          We own, manage, and finance a portfolio of investment securities, including mortgage pass-through certificates, collateralized mortgage obligations (or CMOs), agency callable debentures, and other securities representing interests in or obligations backed by pools of mortgage loans. Our principal business objective is to generate net income for distribution to our stockholders from the spread between the interest income on our investment securities and the cost of borrowings to finance our acquisition of investment securities, and from dividends we receive from our subsidiaries. Our wholly-owned subsidiaries offer diversified real estate, asset management and other financial services. We are a Maryland corporation that commenced operations on February 18, 1997. We are self-advised and self-managed.

          We have elected and believe that we are organized and have operated in a manner that qualifies us to be taxed as a real estate investment trust (or REIT) under the Internal Revenue Code of 1986, as amended (or the Code). If we qualify for taxation as a REIT, we generally will not be subject to federal income tax on our taxable income that is distributed to our stockholders. Therefore, substantially all of our assets, other than FIDAC, Merganser and RCap, our taxable REIT subsidiaries, consist of qualified REIT real estate assets (of the type described in Section 856(c)(5)(B) of the Code). We have financed our purchases of investment securities with the net proceeds of equity offerings and borrowings under repurchase agreements whose interest rates adjust based on changes in short-term market interest rates.

Assets

          Under our capital investment policy, at least 75% of our total assets must be comprised of high-quality mortgage-backed securities and short-term investments. High quality securities means securities that (1) are rated within one of the two highest rating categories by at least one of the nationally recognized rating agencies, (2) are unrated but are guaranteed by the United States government or an agency of the United States government, or (3) are unrated but we determine them to be of comparable quality to rated high-quality mortgage-backed securities.

          The remainder of our assets, comprising not more than 25% of our total assets, may consist of other qualified REIT real estate assets that are unrated or rated less than high quality, but which are at least “investment grade” (rated “BBB” or better by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (or S&P) or the equivalent by another nationally recognized rating agency) or, if not rated, we determine them to be of comparable credit quality to an investment which is rated “BBB” or better. In addition, we may directly or indirectly invest part of this remaining 25% of our assets in other types of securities, including without limitation, unrated debt, equity or derivative securities, to the extent consistent with our REIT qualification requirements. The derivative securities in which we invest may include securities representing the right to receive interest only or a disproportionately large amount of interest, as well as inverse floaters, which may have imbedded leverage as part of their structural characteristics.

          We may acquire mortgage-backed securities backed by single-family residential mortgage loans as well as securities backed by loans on multi-family, commercial or other real estate-related properties. To date, all of the mortgage-backed securities that we have acquired have been backed by single-family residential mortgage loans.

          To date, substantially all of the mortgage-backed securities that we have acquired have been agency mortgage-backed securities that, although not rated, carry an implied “AAA” rating. Agency mortgage-backed securities are mortgage-backed securities for which a government agency or federally chartered corporation, such as the Federal Home Loan Mortgage Corporation (or FHLMC or Freddie Mac), the Federal National Mortgage Association (or FNMA or Fannie Mae), or the Government National Mortgage Association (or GNMA or Ginnie Mae), guarantees payments of principal or interest on the securities. Agency mortgage-backed securities consist of agency pass-through certificates and CMOs issued or guaranteed by an agency. Pass-through certificates provide for a pass-through of the monthly interest and principal payments made by the borrowers on the underlying mortgage loans. CMOs divide a pool of mortgage loans into multiple tranches with different principal and interest payment characteristics.

          At December 31, 2009, approximately 21% of our investment securities were adjustable-rate pass-through certificates, approximately 74% of our investment securities were fixed-rate pass-through certificates or CMOs, and approximately 5% of our investment securities were adjustable rate CMOs (or CMO floaters). Our adjustable-rate pass-through certificates are backed by adjustable-rate mortgage loans and have coupon rates which adjust over time, subject to interest rate caps and lag periods, in conjunction with changes in short-term interest rates. Our fixed-rate pass-through certificates are backed by fixed-rate mortgage loans and have coupon rates which do not adjust over time. CMO floaters are tranches of mortgage-backed securities where the interest rate adjusts in conjunction with changes in short-term interest rates. CMO floaters may be backed by fixed-rate mortgage loans or, less often, by adjustable-rate mortgage loans. In this prospectus supplement, except where the context indicates otherwise, we use the term “adjustable-rate securities” or “adjustable-rate investment securities” to refer to adjustable-rate pass-through certificates, CMO floaters, and agency debentures. At December 31, 2009, the weighted average yield on our portfolio of earning assets was 4.51% and the weighted average term to next rate adjustment on adjustable rate securities was 33 months.

          We may also invest in Federal Home Loan Bank (or FHLB), FHLMC, and FNMA debentures. We intend to continue to invest in adjustable-rate pass-through certificates, fixed-rate mortgage-backed securities, CMO floaters, and agency debentures. Although we have not done so to date, we may also invest on a limited basis in mortgage derivative securities representing the right to receive interest only or a disproportionately large amount of interest. We have not and will not invest in real estate mortgage investment conduit (or REMIC) residuals, and other CMO residuals.

Borrowings

          We attempt to structure our collateralized borrowings to have interest rate adjustment indices and interest rate adjustment periods that, on an aggregate basis, correspond generally to the interest rate adjustment indices and periods of our adjustable-rate investment securities. However, periodic rate adjustments on our collateralized borrowings are generally more frequent than rate adjustments on our investment securities. At December 31, 2009, the weighted average cost of funds for all of our collateralized borrowings was 2.11%, with the effect of swaps, the weighted average original term to maturity was 217 days, and the weighted average term to next rate adjustment of these collateralized borrowings was 170 days.

          We generally expect to maintain a ratio of debt-to-equity of between 8:1 and 12:1, although the ratio may vary from time to time depending upon market conditions and other factors that our management deems relevant. For purposes of calculating this ratio, our equity is equal to the value of our investment portfolio on a mark-to-market basis, less the book value of our obligations under repurchase agreements and other collateralized borrowings. At December 31, 2009, our ratio of debt-to-equity was 5.7:1.

Hedging

          To the extent consistent with our election to qualify as a REIT, we enter into hedging transactions to attempt to protect our investment securities and related borrowings against the effects of major interest rate changes. This hedging would be used to mitigate declines in the market value of our investment securities during periods of increasing or decreasing interest rates and to limit or cap the interest rates on our borrowings. These transactions would be entered into solely for the purpose of hedging interest rate or prepayment risk and not for speculative purposes. In connection with our interest rate risk management strategy, we hedge a portion of our interest rate risk by entering into derivative financial instrument contracts. As of December 31, 2009, we had $21.5 billion in interest rate swaps.

Compliance with REIT and Investment Company Requirements

          We constantly monitor our investment securities and the income from these securities and, to the extent we enter into hedging transactions, we monitor income from our hedging transactions as well, so as to ensure at all times that we maintain our qualification as a REIT and our exempt status under the Investment Company Act of 1940, as amended.

Investment Advisory Services

          We acquired Fixed Income Discount Advisory Company (or FIDAC) on June 4, 2004 and Merganser Capital Management, Inc. (or Meganser) on October 31, 2008. Both are registered investment advisors and are taxable REIT subsidiaries. FIDAC and Merganser manage a number of investment vehicles and separate accounts for which they earn fee income. FIDAC expanded its line of business in 2006 to include the management of equity securities, initially for us and an affiliated person, and collateralized debt obligations. Our subsidiary, RCap Securities Inc. (or RCap), formed in 2008 as a broker-dealer, was granted membership in the Financial Industry Regulatory Authority (or FINRA) in January 2009. RCap is a taxable REIT subsidiary.

          At December 31, 2009, FIDAC and Merganser had under management approximately $11.5 billion in net assets and $19.1 billion in gross assets, compared to $7.0 billion in net assets and $15.3 billion in gross assets at December 31, 2008. Net investment advisory and service fees for the years ended December 31, 2009 and 2008, totaled $47.2 million and $26.3 million, respectively. Gross assets under management will vary from time to time because of changes in the amount of net assets FIDAC and Merganser manage as well as changes in the amount of leverage used by the various funds and accounts FIDAC and Merganser manage. In addition, FIDAC is the external manager of Chimera Investment Corporation, a NYSE listed REIT, and CreXus Investment Corp., a NYSE listed REIT, which consummated its initial public offering on September 22, 2009. As of December 31, 2009, we owned approximately 45.0 million shares of Chimera at a fair value of approximately $174.5 million and approximately 4.5 million shares of CreXus at a fair value of approximately of $63.2 million.

Our Business Strategy

          Our principal business objective is to generate income for distribution to our stockholders, primarily from the net cash flows on our investment securities. Our net cash flows result primarily from the difference between the interest income on our investment securities and borrowing costs of our repurchase agreements, and from dividends we receive from our subsidiaries. To achieve our business objective and generate dividend yields, our strategy is:

•	to acquire mortgage-backed securities that we believe:

	-	we have the necessary expertise to evaluate and manage;

	-	we can readily finance;

	-	are consistent with our balance sheet guidelines and risk management objectives; and

	-	provide attractive investment returns in a range of scenarios;

•

to finance purchases of mortgage-backed securities with the proceeds of equity offerings and, to the extent permitted by our capital investment policy, to utilize leverage to increase potential returns to stockholders through borrowings;

•

to attempt to structure our borrowings to have interest rate adjustment indices and interest rate adjustment periods that, on an aggregate basis, generally correspond to the interest rate adjustment indices and interest rate adjustment periods of our adjustable-rate mortgage-backed securities;

•	to seek to minimize prepayment risk by structuring a diversified portfolio with a variety of prepayment characteristics and through other means; and

•	to issue new equity or debt and increase the size of our balance sheet when opportunities in the market for mortgage-backed securities are likely to allow growth in earnings per share.

          We believe we are able to obtain cost efficiencies through our facilities-sharing arrangement with FIDAC and by virtue of our management’s experience in managing portfolios of mortgage-backed securities and arranging collateralized borrowings. We will strive to become even more cost-efficient over time by:

•	seeking to raise additional capital from time to time in order to increase our ability to invest in mortgage-backed securities;

•

striving to lower our effective borrowing costs over time by seeking direct funding with collateralized lenders, rather than using financial intermediaries, and investigating the possibility of using commercial paper and medium term note programs;

•	improving the efficiency of our balance sheet structure by investigating the issuance of uncollateralized subordinated debt, preferred stock and other forms of capital; and

•	utilizing information technology in our business, including improving our ability to monitor the performance of our investment securities and to lower our operating costs.

Corporate Information

          Our principal executive offices are located at 1211 Avenue of Americas, Suite 2902, New York, New York 10036. Our telephone number is (212) 696-0100. Our website is http://www.annaly.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus. Our shares of common stock are traded on the New York Stock Exchange (or NYSE) under the symbol “NLY.”

THE OFFERING

Issuer	Annaly Capital Management, Inc.

Notes	$100.0 million aggregate principal amount of 4.00% Convertible Senior Notes.

We issued $500.0 million aggregate principal amount of the notes on February 12, 2010 (the “existing notes”). The notes offered hereby and the existing notes will be consolidated and form a single series for all purposes under the indenture, including, without limitation, waivers, amendments, conversions and offers to purchase, and will be issued under the same CUSIP numbers.

Maturity	The notes will mature on February 15, 2015, unless previously repurchased or converted in accordance with their terms prior to such date.

Interest	4.00% per annum. Interest will accrue from February 12, 2010, and will be payable semi-annually in arrears on February 15 and August 15 each year commencing on August 15, 2010.

Covenants	The notes do not contain any restrictive covenants and we are not restricted from paying dividends or issuing or repurchasing our other securities.

Conversion Rights

Noteholders may convert each of their notes at the applicable conversion rate at any time prior to the close of business on the second business day immediately preceding the stated maturity date (excluding such maturity date).

The initial conversion rate for the notes is 46.6070 shares of our common stock per $1,000 principal amount of notes, equivalent to a conversion price of $21.456 per share, subject to adjustment upon the occurrence of certain events as described in this prospectus supplement.

If noteholders elect to convert notes in connection with certain corporate transactions that occur prior to maturity of the notes, the noteholders may be entitled to receive additional shares of our common stock based on a premium over the principal amount of the notes being converted in addition to the shares such noteholders are otherwise entitled to receive upon conversion. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Certain Events.”

Noteholders will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the delivery of shares of our common stock to noteholders upon conversion.

Mandatory Conversion	At any time, we may, at our option, cause the notes, in whole or in part, to be automatically converted into shares of our common stock. We may exercise this right only if the Daily VWAP (as defined “Description of Notes—Conversion Rights—Settlement of Change of Control and Coupon Make-Whole) of our common stock exceeds 130% of the applicable conversion price for at least 10 trading days in a period of 15 consecutive trading days. If we require the notes to be converted, noteholders will be entitled to receive a “coupon make-whole” equal to the dollar amount of the remaining scheduled payments of interest that would have been made on the notes to be converted had such notes remained outstanding from the conversion date until maturity. Any coupon make-whole is payable in additional shares of our common stock. See “Description of Notes — Conversion Rights — Mandatory Conversion”

Fundamental Change

If we undergo a fundamental change (as defined under “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Purchase Notes”), noteholders may require us to repurchase all or a portion of their notes at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. We will pay for all notes so repurchased with shares of our common stock using a price per share equal to the average daily VWAP of our common stock for the 20 consecutive trading days ending on the trading day immediately prior to the occurrence of the fundamental change.

Events of Default

If there is an event of default under the notes, the principal amount of the notes, plus accrued and unpaid interest, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

Ranking

The notes will be our general unsecured obligations and will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes and equally in right of payment with all our existing and future indebtedness and liabilities that are not so subordinated. The notes offered hereby will rank equally in right of payment with the existing notes. However, the notes will be effectively subordinated to any of our secured indebtedness, which includes our repurchase agreements, to the extent of the value of the assets securing such indebtedness, and will be effectively subordinated to all liabilities of our subsidiaries. As of December 31, 2009, we had outstanding $54.6 billion of repurchase agreements with weighted average borrowing rates of 2.11% (after giving effect to our interest rate swaps), and weighted average remaining maturities of 170 days, with investment securities with an estimated fair value of $57.9 billion pledged as collateral.

Restrictions on Ownership; Limitation on Shares Issuable Upon Conversion	Our charter contains restrictions on the number of our shares that a person may own that are intended to assist us in maintaining the qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the “Code.” Among other things, our charter provides that, subject to exceptions, no person may beneficially or constructively own shares in excess of 9.8% in value or number, whichever is more restrictive, of our outstanding shares, excluding shares not treated as outstanding for U.S. federal income tax purposes. In addition, our charter, subject to exceptions, prohibits any person from beneficially owning our shares to the extent that such ownership of shares would result in failing to qualify as a REIT. For more information about these restrictions, see “Restrictions on Ownership and Transfer” in the accompanying prospectus.

The indenture in general provides that, notwithstanding any other provision of the indenture or the notes, no noteholder shall be entitled to convert such notes into our shares of common stock to the extent that the receipt of such common stock would violate any of the limitations on ownership of our shares contained in our charter. See “Description of Notes—Ownership Limit.”

Use of Proceeds

The net proceeds from the sale of the notes are estimated to be approximately $96.75 million after deducting the underwriter’s discount and estimated offering expenses. We intend to use substantially all of the net proceeds to purchase mortgage-backed securities, with the remaining proceeds to be used for general corporate purposes, which may include additional investments. See “Use of Proceeds.”

Book-Entry Form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Investors may elect to hold interests in the notes through DTC, Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./N.A. if they are participants of such systems, or indirectly through organizations which are participants in such systems. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interests may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes

We cannot assure you that an established trading market for the notes will be maintained or as to the development or liquidity of any market for the notes. The underwriter has advised us that it currently intends to make a market in the notes. However, it is not obligated to do so, and it may discontinue any market making with respect to the notes without notice.

We do not intend to apply for a listing of the notes on any securities exchange.

Material U.S. Federal Income Tax Considerations

You should read carefully the section “Additional Material U.S. Federal Income Tax Considerations” in this prospectus supplement and the section “Material Federal Income Tax Considerations” in the prospectus, as well as the tax risk factors that are included and incorporated or deemed incorporated by reference herein, for certain U.S. federal income tax considerations relevant to an investment in the notes and the common stock into which the notes are convertible.

New York Stock Exchange Symbol for Our Common Stock	Our shares of common stock are listed on the NYSE under the symbol “NLY.”

Trustee, Paying Agent and Conversion Agent	Wells Fargo Bank, National Association

Risk Factors

Investing in the notes and our shares of common stock into which the notes are convertible involves risks. You should read carefully the “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as the risk factors that are described in the documents incorporated or deemed incorporated by reference in this prospectus supplement, for certain considerations relevant to an investment in the notes and the common stock into which the notes are convertible.

RISK FACTORS

          Investing in the notes and our shares of common stock into which the notes are convertible involves risks. You should carefully review the following risk factors and the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement. You should also carefully review the other risks and uncertainties discussed in this prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the notes and the common stock into which the notes, in certain circumstances, are convertible. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the notes and our shares of common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

Risks Related to the Notes

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

          The notes will be our senior unsecured obligations and will rank equally with all of our other indebtedness that is not expressly subordinated to the notes. However, the notes will be effectively subordinated to all of our secured indebtedness, which includes our repurchase agreements, interest rate swaps, and other financing arrangements, to the extent of the value of the collateral securing such indebtedness. As of December 31, 2009, our total secured indebtedness was approximately $54.6 billion, with investment securities pledged as collateral under these repurchase agreements and interest rate swaps had an estimated fair value of $57.9 billion pledged as collateral. The indenture governing the notes does not prohibit us or our subsidiaries from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

          The notes also will be effectively subordinated to all liabilities and preferred equity of all of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we are an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. The indenture governing the notes does not prohibit us or our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future. In addition, certain debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.

The notes do not contain restrictive financial covenants and we may incur substantially more debt or take other actions which may affect our ability to satisfy our obligations under the notes.

          The notes are not subject to any financial or restrictive covenants and we are not restricted from paying dividends or issuing or repurchasing our other securities nor are we required to achieve or maintain any minimum financial results relating to our financial position or results of operations.

          Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

An active liquid trading market for the notes may not be maintained.

          We cannot assure you that an established trading market for the notes will be maintained. We do not intend to apply for listing of the notes on any securities exchange. Although the underwriter has advised us that it has made and intends to continue to make a market in the notes, it is not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes is not maintained, the market price and liquidity of the notes is likely to be adversely affected and noteholders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

          The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our shares of common stock, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

          The notes have a number of features that may adversely affect the value and trading prices of the notes, including the lack of financial covenants. Furthermore, volatile or depressed market prices for our shares of common stock are likely to have a similar effect on the trading price of the notes. It is impossible to assure noteholders that the closing sale price of our shares of common stock in the future will not have an adverse effect on the trading prices of the notes.

Noteholders will not be entitled to any rights with respect to our shares of common stock, but will be subject to all changes made with respect to our shares of common stock.

          Noteholders as such will not be entitled to any rights with respect to our shares of common stock (including, without limitation, voting rights and rights to receive any distributions on our shares of common stock), but noteholders will be subject to all changes affecting our shares of common stock. Noteholders will be entitled to the rights afforded our shares of common stock only if and when our shares of common stock are delivered to them upon the conversion of their notes. For example, in the event that an amendment is proposed to our charter requiring approval of holders of shares of common stock and the record date for determining the holders of shares of common stock of record entitled to vote on the amendment occurs prior to a noteholder’s receipt of our shares of common stock upon the conversion of notes, such noteholder will not be entitled to vote on the amendment, although such noteholder will nevertheless be subject to any changes affecting our shares of common stock.

The premium payable on notes converted in connection with certain fundamental changes or a mandatory conversion may not adequately compensate you for any lost value of your notes as a result of such transaction.

          Noteholders who convert their notes in connection with certain fundamental changes or whose notes are converted in connection with our decision to mandatorily convert the notes will be entitled to receive a premium in the form of change of control make-whole or the coupon make-whole, as applicable. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Certain Events” and “Description of Notes—Conversion Rights—Mandatory Conversion.” The change of control make-whole or coupon make-whole will be determined based on the date on which the fundamental change becomes effective or the mandatory conversion date, as applicable, and the conversion value of the notes being converted in the case of a fundamental change and the principal amount of notes being converted in the case of a mandatory conversion, as described below under “Description of Notes — Conversion Rights — Adjustments to Shares Delivered Upon Conversion Upon Certain Fundamental Changes” and “Description of Notes — Conversion Rights — Mandatory Conversion.” Any premium you may receive in connection with these events may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, with respect to a fundamental change for which a noteholder is entitled to receive the change of control make-whole, if the conversion value is greater than 600.00% or less than 83.33%, no change of control make-whole will be provided to noteholders. Our obligation to provide a premium could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

          In addition, our obligation to provide noteholders with the change of control make-whole or the coupon make-whole will be satisfied in the form of additional shares of our common stock. The change of control make-whole that a noteholder will receive upon conversion may be adversely affected by decreases in the price of our common stock.

The conversion rate of the notes may not be adjusted for all dilutive events.

          The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain distributions on our shares of common stock, the issuance of certain rights or warrants to holders of our shares of common stock, subdivisions or combinations of our shares of common stock, certain distributions of assets, indebtedness, capital stock or cash to holders of our shares of common stock and certain tender or exchange offers as described under “Description of Notes—Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as an issuance of our shares of common stock for cash, that may adversely affect the trading price of the notes and our shares of common stock. There can be no assurance that an event will not occur that is adverse to the interests of the noteholders and their value but does not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

          Upon the occurrence of a fundamental change, as described under the heading “Description of notes—Fundamental change permits noteholders to require us to purchase notes,” you will have the right to require us to repurchase the notes. However, the fundamental change provisions will not afford protection to noteholders in the event of certain transactions. For example, any leveraged recapitalization, refinancing, restructuring, or acquisition initiated by us will generally not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, noteholders will not have the right to require us to repurchase the notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the noteholders.

We may not have the shares necessary to repurchase the notes following certain fundamental changes.

          Noteholders have the right to require us to repurchase the notes in exchange for share of our common stock upon the occurrence of certain fundamental changes. Any offer to repurchase the notes will also include an offer to repurchase the existing notes. Any of our future debt agreements or securities may contain similar provisions. We may not have a sufficient number of authorized shares to make the required repurchase of notes at the applicable time and, in such circumstances, may not be able to amend our Charter to increase the number of authorized shares in time to satisfy this obligation. However, our failure to make the required repurchase would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases. In addition, we may not be able to deliver to you registered shares of our common stock in connection with such repurchase of the notes, which means we may not be able to make the required repurchase unless an exemption from registration is available. If we purchase the notes with unregistered shares, the shares you receive will be subject to transfer restrictions and will not be listed for trading on the NYSE which will further reduce the liquidity of the shares which may have an adverse effect on the price of your shares.

You may receive less proceeds than expected upon our purchase of the notes in connection with a fundamental change.

          Noteholders may require us to purchase their notes upon a fundamental change in exchange for shares of our common stock as described under “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Purchase Notes.” The issuance and sale of such shares of our common stock could adversely impact the market price of our common stock. If the market price of our common stock on the fundamental change purchase date is below the average of the Daily VWAP of our common stock for the 20 consecutive trading days ending on the trading day immediately prior to the occurrence of the fundamental change, the value of any shares of our common stock that you will receive upon repurchase will be less than the value used to determine the number of shares you will receive.

We will have the right, at any time, to cause the notes to be converted into shares of our common stock.

          At any time, we may at our option cause the notes, in whole or in part, to be automatically converted into shares of our common stock, but only if the Daily VWAP of our shares of common stock for 10 or more trading days in a period of 15 consecutive trading days ending on the trading day prior to the date we provide notice of our election to convert your notes exceeds 130% of the conversion price in effect on each such trading day. If we exercise our option to mandatorily convert your notes, you will no longer own notes and for all purposes you will be treated as an owner of shares of our common stock, including if we were to become insolvent or enter bankruptcy or liquidation.

The market price and trading volume of our shares of common stock may be volatile and issuances of large amounts of shares of our common stock could cause the market price of our common stock to decline.

          As of February 24, 2010, 553,156,865 shares of our common stock were outstanding. If we issue a significant number of shares of common stock or securities convertible into common stock in a short period of time, there could be a dilution of the existing common stock and a decrease in the market price of the common stock.

          The market price of our shares of common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our shares of common stock may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our shares of common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our shares of common stock include those set forth under “Risk Factors” and “A Warning About Forward-Looking Statements” and in the information incorporated and deemed to be incorporated by reference herein, as well as:

•	actual or anticipated variations in our quarterly operating results or business prospects;

•	changes in our earnings estimates or publication of research reports about us or the real estate industry;

•	an inability to meet or exceed securities analysts’ estimates or expectations;

•	increases in market interest rates;

•	hedging or arbitrage trading activity in our shares of common stock;

•	capital commitments;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community;

•	changes in our distribution policy;

•	regulatory changes affecting our industry generally or our business;

•	general market and economic conditions; and

•	future sales of our shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock.

          Because the notes are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes. Noteholders who receive our shares of common stock upon conversion of their notes will be subject to the risk of volatile market prices and wide fluctuations in the market price of our shares of common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our shares of common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market prices of our shares of common stock will not fall in the future.

The issuance of common stock upon conversion of the notes or the existing notes or the exercise of the repurchase right will dilute the ownership interest of our existing holders of shares of our common stock, including noteholders who had previously converted their notes.

          The issuance of common stock upon conversion of some or all of the notes or the existing notes or upon the exercise of the repurchase right will dilute the ownership interests of our existing holders of our shares of common stock. Any sales in the public market of our shares of common stock issuable upon such conversion could adversely affect prevailing market prices of our shares of common stock. The issuance of common stock upon conversion of the notes or the existing notes or upon the exercise of the repurchase right may also have the effect of reducing our net income per share to unexpected levels and could reduce the market price of our shares of common stock unless revenue growth or cost savings sufficient to offset the effect of such issuance can be achieved. In addition, the existence of the notes or the existing notes may encourage short selling by market participants because the conversion of the notes or the existing notes or exercise of the repurchase right could depress the market price of our shares of common stock.

Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or the trading price of the notes, or both.

          Sales of a substantial number of our shares of common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or the trading price of the notes, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our shares of common stock or other equity-related securities would have on the market price of our shares of common stock or the trading price of the notes. The market price of our shares of common stock could be adversely affected by possible sales of our shares of common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may occur involving our shares of common stock. This hedging or arbitrage could, in turn, adversely affect the market price of the notes.

The repurchase right in the notes triggered by a fundamental change could discourage a potential acquiror.

          If we undergo certain fundamental changes, as described under the heading “Description of notes—Fundamental change permits noteholders to require us to purchase notes,” including the acquisition of 50% of the voting power of all shares of our common equity entitled to vote generally in the election of directors, the noteholders may require us to repurchase all or a portion of their notes at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. We will pay for all notes so repurchased with shares of our common stock using a price per share equal to the average daily volume-weighted average price of our common stock for the 20 consecutive trading days ending on the trading day immediately prior to the occurrence of the fundamental change. The issuance of these shares of common stock upon certain fundamental changes could discourage a potential acquiror.

Recent developments in the convertible debt markets may adversely affect the market value of the notes.

          Governmental actions that interfere with the ability of convertible debt investors to effect short sales of the underlying shares of our common stock could significantly affect the market value of the notes. Such government actions would make the convertible arbitrage strategy that many convertible debt investors employ difficult to execute for outstanding convertible debt of any company whose shares of common stock are subject to such actions. The convertible debt markets have experienced unprecedented disruptions resulting from, among other things, the instability in the credit and capital markets and the emergency orders issued by the SEC on September 17 and 18, 2008 (and extended on November 1, 2008). These orders were issued as a stop-gap measure while the U.S. Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. Among other things, these orders temporarily imposed a prohibition on effecting short sales of common stock of certain financial companies. As a result, the SEC orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute for outstanding convertible debt of those companies whose common stock was subject to the short sale prohibition. Although the SEC orders expired on November 8, 2008, the SEC is currently considering instituting other limitations on effecting short sales (such as the up-tick rule) and other regulatory organizations may do the same. Among the approaches to restrictions on short selling currently under consideration by the SEC, one would apply on a market wide and permanent basis, including adoption of a new uptick rule or an alternative uptick rule that would allow short selling only at an increment above the national best bid, while another would apply only to a particular security during severe market declines in that security, and would involve, among other limitations, bans on short selling in a particular security during a day if there was a severe decline in price in that security. If such limitations are instituted by the SEC or any other regulatory agencies, the market value of the notes could be adversely affected.

You may be deemed to receive a taxable distribution without the receipt of any cash or property.

          The conversion rate of the notes will be adjusted in certain circumstances. See the discussion under the heading “Description of Notes — Conversion Rights — Conversion Rate Adjustments” and “Description of Notes — Conversion Rights — Adjustment to Shares Delivered Upon Certain Events.” Adjustments to the conversion rate of the notes that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a taxable constructive distribution to you for U.S. federal income tax purposes, notwithstanding the fact that you do not receive an actual distribution of cash or property. In addition, you may be subject to U.S. federal withholding taxes in connection with such a constructive distribution. If we pay withholding taxes on your behalf as a result of an adjustment to the conversion rate of the notes, we may, at our option and pursuant to certain provisions of the first supplemental indenture, set off such payments against payments of cash and common stock on the notes. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the notes. See the discussions under the headings “Additional Material U.S. Federal Income Tax Considerations—Tax Treatment of U.S. Holders—Constructive Distributions” and “—Tax Treatment of Foreign Holders—Distribution on Common Stock and Constructive Distributions.”

Ownership limitations in our charter may impair the ability of noteholders to convert notes for our common stock.

          In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, our charter provides that no person may own, directly or by the attribution provisions of the U.S. federal tax laws, more than 9.8% of the lesser of the number or value of the issued and outstanding shares of our common stock. See “Restrictions on Ownership and Transfer” in the accompanying prospectus. Additionally, the first supplemental indenture provides that notwithstanding any other provision of the notes, no noteholder will be entitled to convert such notes for shares of our common stock to the extent that receipt of our common stock would cause such noteholder (together with such noteholder’s affiliates) to exceed the ownership limit contained in our charter. See “Description of Notes—Ownership Limit.”

USE OF PROCEEDS

          We expect net proceeds of approximately $96.75 million from this offering of Convertible Senior Notes, after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering as follows:

•

to purchase mortgage-backed securities. We then intend to increase our investment assets by borrowing against these mortgage-backed securities and using the proceeds of such borrowings to acquire additional mortgage-backed securities; and

•	for general corporate purposes, which may include additional investments.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our ratio of earnings to fixed charges for periods indicated:

	Fiscal Years Ended December 31,

	2009	2008

Ratio of earnings to fixed charges	2.51x	1.20x

          The ratio of earnings to fixed charges was computed by dividing earnings as adjusted by fixed charges. For this purpose, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of interest expense.

MANAGEMENT

          The following table sets forth certain information as of March 1, 2010 concerning our executive officers:

Name	Age	Position Held With the Company

Michael A.J. Farrell	58	Chairman of the Board, President and Chief Executive Officer
Wellington J. Denahan-Norris	46	Vice Chairman of the Board, Chief Investment Officer and Chief Operating Officer
Kathryn F. Fagan	43	Chief Financial Officer and Treasurer
R. Nicholas Singh	50	General Counsel, Secretary and Chief Compliance Officer
James P. Fortescue	36	Managing Director and Head of Liabilities
Kristopher Konrad	35	Managing Director and Co-Head Portfolio Management
Rose-Marie Lyght	36	Managing Director and Co-Head Portfolio Management
Jeremy Diamond	46	Managing Director
Ronald Kazel	42	Managing Director
Matthew Lambiase	43	Managing Director
Eric Szabo	35	Managing Director and Chief Risk Officer

          Mr. Farrell and Ms. Denahan-Norris have an average of more than 26 years experience in the investment banking and investment management industries where, in various capacities, they have each managed portfolios of mortgage-backed securities, arranged collateralized borrowings and utilized hedging techniques to mitigate interest rate and other risk within fixed-income portfolios. Ms. Fagan is a certified public accountant and, prior to becoming our Chief Financial Officer and Treasurer, served as Chief Financial Officer and Controller of a publicly owned savings and loan association. Mr. Singh joined us in February 2005. Prior to that, he was a partner in the law firm of McKee Nelson LLP. Mr. Fortescue joined us in 1997. Mr. Konrad joined us in 1997. Ms. Lyght joined us in April 1999. Mr. Diamond joined us in March 2002. Mr. Kazel joined us in December 2001. Mr. Lambiase joined us in June 2004. Mr. Szabo joined us in April 2004. We and our subsidiaries had 87 full-time employees at December 31, 2009.

DESCRIPTION OF NOTES

          On February 12, 2010, we issued $500.0 million in aggregate principal amount of our 4.00% Convertible Senior Notes due 2015 (the “existing notes”) under an indenture dated February 12, 2010 (the “original indenture”), between Annaly and Wells Fargo Bank, National Association, as trustee, as supplemented by the first supplemental indenture dated February 12, 2010 (the “first supplemental indenture”), between Annaly and the trustee. We have filed the original indenture and the first supplemental indenture by means of a Current Report on Form 8-K, filed on February 12, 2010. References in this prospectus supplement and the accompanying prospectus to the trustee for our debt securities mean Wells Fargo Bank, National Association. The terms of the notes include those expressly set forth in the original indenture to the extent not superseded or modified by the first supplemental indenture, the first supplemental indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

          You may request a copy of the first supplemental indenture and the indenture from us as described under “Where You Can Find More Information” in the accompanying prospectus.

          The following description and the description under “Description of Debt Securities” in the accompanying prospectus summarize the material provisions of the notes and do not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the notes, the first supplemental indenture and the indenture, including the definitions of certain terms used in the first supplemental indenture and the indenture. We urge you to read these documents because they, and not this description, define your rights as a noteholder.

          For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Annaly Capital Management, Inc. and do not include any of Annaly’s current or future subsidiaries. References to “noteholders” refer to holders of the notes offered hereby.

General

          The notes

•	will be our general unsecured obligations;

•	will rank as described in “— Ranking” below;

•	will initially be limited to an aggregate principal amount of $600,000,000 (including $500,000,000 of existing notes and $100,000,000 of notes offered hereby);

•	will bear interest at a rate of 4.00% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning August 15, 2010;

•	will mature on February 15, 2015 (the “stated maturity date”), unless earlier converted or repurchased;

•	will be subject to mandatory conversion, as described in “—Conversion Rights—Mandatory Conversion” below;

•	will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Delivery and Form.”

          As described in “—Further Issues,” the first supplemental indenture provides for the issuance by us, from time to time, of an unlimited principal amount of additional notes (the “additional notes”) with the same terms and with the same CUSIP numbers as the existing notes from time to time without notice to, or the consent of noteholders, provided that such additional notes must be part of the same issue as the existing notes for U.S. federal income tax purposes. An aggregate principal amount of $100.0 million of notes will be offered hereby, which will be issued pursuant to this provision of the first supplemental indenture. The existing notes, the notes offered pursuant to this prospectus supplement and any other additional notes subsequently issued under the first supplemental indenture will be consolidated and form a single series for all purposes under the original indenture and the first supplemental indenture including, without limitation, waivers, amendments, conversions and offers to purchase. The notes may be converted into shares of our common stock at a conversion rate of 46.6070 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of $21.456 per share of common stock) at any time prior to the second scheduled trading day immediately preceding the stated maturity date (excluding such maturity date). The conversion rate is subject to adjustment if certain events occur. Upon conversion of a note, we will deliver shares of common stock based upon the then-applicable conversion rate. A noteholder that surrenders its notes for conversion will not receive any separate cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

          The indenture does not limit the amount of debt which may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than as described in the accompanying prospectus under “Description of Debt Securities—Merger, Consolidation and Transfer of Assets” and other than the restrictions described in this prospectus supplement under “— Fundamental Change Permits Noteholders to Require Us to Purchase Notes” below and except for the provisions set forth under “— Conversion Rights — Adjustment to Shares Delivered Upon Conversion Upon Certain Fundamental Changes,” there are no covenants or other provisions designed to afford noteholders protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such noteholders.

          We may from time to time repurchase notes in open market purchases or negotiated transactions without prior notice to noteholders. Any notes purchased by us will be deemed to be no longer outstanding under the indenture.

          The terms of the notes allow us to reduce or otherwise set-off against any payments made or deemed made by us to a holder in respect of the notes or common stock for any amounts we believe we are required to withhold by law. For example, non-U.S. holders may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to receive taxable distributions if the conversion rate of such instruments is adjusted even though such holders do not receive any actual cash or property. In this case, U.S. holders may be subject to U.S. federal backup withholding tax and non-U.S. holders may be subject to U.S. federal withholding tax with respect to such deemed distributions. See generally the discussion under the heading “Additional Material U.S. Federal Income Tax Considerations.”

          Prior to or upon the occurrence of any event that results in an actual or deemed payment by us to a holder in respect of the notes or common stock, the terms of the notes allow us (or the trustee or other paying agent acting on our behalf) to request a holder to furnish any appropriate documentation that may be required in order to determine our withholding obligations under applicable law (including, without limitation, a U.S. Internal Revenue Service Form W-9, Form W-8BEN, Form W-8ECI, as appropriate). Upon the receipt of any such documentation, or in the event no such documentation is provided, we (or the trustee or other paying agent acting on our behalf) will withhold from any actual or deemed payments by us to a holder in respect of the notes or common stock to the extent required by applicable law. See generally the discussion under the heading “Additional Material U.S. Federal Income Tax Considerations.”

          We do not intend to list the notes on a national securities exchange or interdealer quotation system.

Payment

          We will pay the principal amount of and any premium and interest on the notes as described under “Description of Debt Securities — Registration, Transfer and Payment” in the accompanying prospectus.

Registration and Transfer

          A noteholder may transfer or exchange notes as described under “Description of Debt Securities —Registration, Transfer and Payment” in the accompanying prospectus.

Interest

          The notes will bear interest at a rate of 4.00% per year. Interest on the notes will accrue from and including February 12, 2010, the original issue date of the existing notes, although investors in the notes offered hereby will be required, as part of the purchase price, to pay accrued interest from February 12, 2010 through the issue date of the notes offered hereby at the time of purchase. Interest will be payable semiannually in arrears on February 15 and August 15 of each year (each such date, an “interest payment date”), beginning August 15, 2010. At our election, we will pay additional interest, if any, under the circumstances described under “— Events of Default.”

          Interest will be paid to the person in whose name a note is registered at the close of business on February 1 or August 1, as the case may be, immediately preceding the relevant interest payment date (each such date, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

          If any interest payment date (other than an interest payment date coinciding with the stated maturity date or earlier required repurchase date upon a fundamental change as defined in “— Fundamental Change Permits Noteholders to Require Us to Purchase Notes”) of a note falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day. If the stated maturity date would fall on a day that is not a business day, the required payment of interest (and additional interest), if any, and principal will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the stated maturity date to such next succeeding business day. If a fundamental change purchase date would fall on a day that is not a business day, we will purchase the notes on the next succeeding business day, and no interest or additional interest will accrue for the period from the earlier fundamental change purchase date to such next succeeding business day. We will pay the fundamental change purchase price promptly following the later of such next succeeding business day or the time of book-entry transfer or the delivery of the notes as described in “— Fundamental Change Permits Noteholders to Require Us to Purchase Notes.” The term “business day” means any day other than a Saturday or Sunday that is not a day on which banking institutions are authorized or obligated by law or executive order to close in The City of New York.

Ranking

          The notes will be our general unsecured obligations and will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes and equally in right of payment with all our existing and future indebtedness and liabilities that are not so subordinated. The notes offered hereby will rank equally in right of payment with the existing notes. The notes will be effectively subordinated to any of our secured indebtedness, which includes our repurchase agreements, interest rate swaps, and other financing arrangements, to the extent of the value of the assets securing such indebtedness, and will be effectively subordinated to all liabilities of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. In addition to the noteholders, the holders of our other equally ranking unsecured indebtedness and liabilities will have claims against any assets remaining after the payment of all such secured debt. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

          As of December 31, 2009, we had outstanding $54.6 billion of repurchase agreements with weighted average borrowing rates of 2.11% (after giving effect to our interest rate swaps), and weighted average remaining maturities of 170 days, with investment securities with an estimated fair value of $57.9 billion pledged as collateral. As of December 31, 2009, our total consolidated indebtedness was approximately $54.6 billion. After giving pro forma effect to the sale of the notes and the existing notes, and the use of proceeds therefrom, our as-adjusted total consolidated indebtedness would have been approximately $55.2 billion. The notes will be effectively subordinated to all debt and other liabilities of our subsidiaries. The ability of our subsidiaries to pay dividends and make other payments to us is also restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party.

No Optional Redemption

          The notes will not be redeemable by us prior to the stated maturity date. No sinking fund is provided for the notes.

Conversion Rights

General

          Noteholders may convert each of their notes at the applicable conversion rate at any time prior to the close of business on the second business day immediately preceding the stated maturity date (excluding such maturity date), subject to certain ownership limitations more fully described in “— Ownership Limit.” The conversion rate will initially be 46.6070 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of $21.456 per share of common stock). The trustee will initially act as the conversion agent.

          Upon conversion of a note, we will deliver shares of our common stock based on the then-applicable conversion rate. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the Daily VWAP (as defined below under “—Conversion Rights—Settlement of Change of Control and Coupon Make-Whole”) of our common stock on the applicable conversion date.

          The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A noteholder may convert fewer than all of such holder’s notes so long as the notes converted are $1,000 principal amount or an integral multiple thereof.

          If a noteholder has submitted notes for repurchase upon a fundamental change, the noteholder may convert those notes only if the noteholder withdraws the repurchase election made by the noteholder in accordance with the terms of the first supplemental indenture. We will deliver the shares of common stock to converting noteholders and any cash in lieu of fractional shares by the third business day following the applicable conversion date (excluding such conversion date).

          Upon conversion of a note, except in the limited circumstances described below and other than as described under “—Conversion Rights—Mandatory Conversion,” the holder of such note will not be entitled to any separate cash payment for accrued and unpaid interest or additional interest, if any. If notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such record date will receive the interest and additional interest, if any, payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest and additional interest, if any, payable on such interest payment date on the notes so converted; provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;

•	if we have given notice of a mandatory conversion date (as defined below);

•	if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

          Our delivery to noteholders of the full number of shares of our common stock into which a note is convertible, together with any cash payment in lieu of fractional shares will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date.

          As a result, accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

          If a noteholder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the noteholder requests any shares to be issued in a name other than the noteholder’s name, in which case the noteholder will pay that tax.

Conversion Procedures

          If you hold a beneficial interest in a global note (which is defined below under “— Book-Entry, Delivery and Form”), to convert you must comply with DTC’s, Clearstream’s and/or Euroclear’s procedures, as applicable, for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

          If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

          The date you comply with these requirements is the conversion date.

          If a noteholder has already delivered a purchase notice as described under “— Fundamental Change Permits Noteholders to Require Us to Purchase Notes” with respect to a note, the noteholder may not surrender that note for conversion until the noteholder has withdrawn the notice in accordance with the first supplemental indenture. We will deliver the shares of common stock to converting noteholders and any cash in lieu of fractional shares by the (1) the mandatory conversion date in the case of a mandatory conversion (as discussed below) and (2) in all other cases, the third business day following the applicable conversion date (excluding such conversion date).

Mandatory Conversion

          At any time we may at our option cause the notes, in whole or in part, to be automatically converted into shares of our common stock. Upon a mandatory conversion, each noteholder will be entitled to receive (1) a number of shares of our common stock based on the applicable conversion rate and (2) a “coupon make-whole” in the form of a number of additional shares of our common stock equal to the dollar amount of (A) one-half the interest rate of the notes (2.00%) multiplied by the principal amount of the notes to be converted, multiplied by (B) the number of interest payment dates remaining between the mandatory conversion date and the stated maturity date (including any interest payment date coinciding with the stated maturity date, but excluding any interest payment date for which the regular record date precedes the mandatory conversion date, in which case we will pay accrued and unpaid interest to the noteholder of record on such regular record date). The number of shares to be delivered in satisfaction of the coupon make-whole will be calculated as described under “—Conversion Rights—Settlement of Change of Control and Coupon Make-Whole.”

          We may exercise this right only if the Daily VWAP of our common stock exceeds 130% of the applicable conversion price for at least 10 trading days in a period of 15 consecutive trading days, including the last scheduled trading day of such 15-day period, ending on the scheduled trading day prior to our issuance of a press release announcing the mandatory conversion as described below.

          If we decide to convert the notes in part, the trustee will select the notes to be converted (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or such other method it deems fair and appropriate. See

“—Conversion Rights—Settlement of Change of Control and Coupon Make-Whole” for a discussion of the settlement procedures with respect to the coupon make-whole.

          To exercise the mandatory conversion right described above, we must issue a press release for publication through Dow Jones & Company, Inc., Bloomberg Business News, BusinessWire, or PR Newswire or a substantially equivalent financial news organization no later than the third business day following any date on which the conditions described in the preceding paragraph are met, announcing such a mandatory conversion. We will also give notice by mail or by publication (with subsequent prompt notice by mail) to the noteholders (not more than four business days after the date of the press release) of the mandatory conversion announcing our intention to convert the notes.

          The conversion date will be the tenth business day following our initial press release (which we refer to as the “mandatory conversion date,” excluding the date such press release is issued). If, however, we are required to adjust the conversion rate for the notes in accordance with the adjustments described under “—Conversion Rate Adjustments,” and the mandatory conversion date would occur during the time period in which the average Daily VWAP of our common stock is being calculated for purposes of such an adjustment, then the mandatory conversion date will be the next business day following the effectiveness of such adjustment.

          In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion shall state, as appropriate:

•	the mandatory conversion date;

•	the number of shares of common stock to be issued upon conversion per $1,000 principal amount of notes;

•	the aggregate amount of notes to be converted;

•	the amount of the coupon make-whole payable to noteholders per $1,000 principal amount of notes;

•

the dates of the five day trading-period that will be used for purposes of calculating the number of shares to be delivered in connection with the coupon make-whole (see “—Settlement of Change of Control and Coupon Make-Whole”); and

•	that interest on the notes to be converted will cease to accrue on the mandatory conversion date.

          Notwithstanding the number of shares to be issued upon conversion that are specified in the press release and notice of a mandatory conversion, if following its publication, but prior to the mandatory conversion date, an adjustment to the applicable conversion rate as described below under “—Conversion Rate Adjustments” is applicable, we will issue an additional press release reflecting the number of shares of common stock to be issued upon conversion per $1,000 principal amount of notes, taking into account such adjustment.

          On and after the mandatory conversion date, interest will cease to accrue on the notes called for a mandatory conversion and all rights of holders of such notes will terminate except for the right to receive the shares of common stock issuable upon conversion thereof and the coupon make-whole and the right to receive any accrued and unpaid interest accruing prior to the mandatory conversion date. The interest payment with respect to the notes called for a mandatory conversion on a date during the period between the close of business on any regular record date for the payment of interest and the close of business on the corresponding interest payment date will be payable on such interest payment date to the record holder of the notes so called on such regular record date if the notes have been converted after such regular record date and prior to such interest payment date.

Conversion Rate Adjustments

          The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if noteholders participate (as a result of holding the notes, and at the same time as common stockholders participate) in any of the transactions described below as if such noteholders held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such noteholders, without having to convert their notes.

          (1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

OS1
CR1 = CR0 x
OS0

where,

CR0 =	the conversion rate in effect immediately prior to the ex-dividend date of such dividend or distribution or the effective date of such share split or combination, as applicable

CR1 =	the conversion rate in effect immediately after such ex-dividend date or effective date, as applicable

OS0 =	the number of shares of our common stock outstanding immediately prior to such ex-dividend date or effective date, as applicable

OS1 =

the number of shares of our common stock outstanding immediately prior to such ex-dividend date or effective date, as applicable, after giving pro forma effect to such dividend, distribution, share split or share combination

          Such adjustment will become effective immediately after 9:00 a.m., New York City time, on the business day following the record date for such dividend or distribution, or the date fixed for determination for such share split or share combination. We may not pay any dividend or make any distribution on shares of common stock held in treasury. If any dividend or distribution of the type described in clause (1) above is declared but not so paid or made, the conversion rate will again be adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

          (2) If we distribute to holders of all or substantially all of our common stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of our common stock, at a price per share less than the average of the Daily VWAP of our common stock for the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of such distribution (excluding such date of announcement), the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

OS0 + X
CR1 = CR0 x
OS0 + Y

where,

CR0 =	the conversion rate in effect immediately prior the ex-dividend date for such distribution

CR1 =	the conversion rate in effect immediately after such ex-dividend date

OS0 =	the number of shares of our common stock outstanding immediately after such ex-dividend date

X =	the total number of shares of our common stock issuable pursuant to such rights or warrants

Y =

the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Daily VWAP of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the distribution of such rights or warrants (excluding such date of announcement)

          Such adjustment will be successively made whenever any such rights or warrants are issued and will become effective immediately after 9:00 a.m., New York City time, on the business day following the date fixed for such determination. We may not issue any such rights, options or warrants in respect of shares of common stock held in treasury. To the extent that shares of common stock are not delivered after the expiration of such rights or warrants, or such rights or warrants are not exercised prior to their expiration, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights or warrants are not so issued, the conversion rate will again be adjusted to be the conversion rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

          (3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to holders of all or substantially all of our common stock, excluding

•	dividends or distributions and rights or warrants referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	as described below in this paragraph (3) with respect to spin-offs;

          then the conversion rate will be adjusted based on the following formula:

SP0
CR1 = CR0 x
SP0 - FMV

where,

CR0 =	the conversion rate in effect immediately prior to the ex-dividend date for such distribution

CR1 =	the conversion rate in effect immediately after such ex-dividend date

SP0 =

the average of the Daily VWAP of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution (excluding such ex-dividend date)

FMV =

the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the record date for such distribution

          Such adjustment will become effective immediately after 9:00 a.m., New York City time, on the business day following the date fixed for determination of stockholders entitled to receive such distribution. With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of the spin-off will be increased based on the following formula:

FMV0 + MP0
CR1 = CR0 x
MP0

where,

CR0 =	the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of the spin-off

CR1 =	the conversion rate in effect immediately after the effective date of the spin-off

FMV0 =

the average of the Daily VWAP of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading-day period from, and including, the effective date of the spin-off

MP0 =	the average of the Daily VWAP of our common stock over the first 10 consecutive trading-day period from, and including, the effective date of the spin-off

          The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off and shall be applied on a retroactive basis from, and including, the effective date of the spin-off; provided that in respect of any conversion occurring prior to the effective date of the spin-off with respect to which the settlement date would occur during the 10 trading days from, and including, the effective date of any spin-off, references with respect to the spin-off to the 10 consecutive trading-day period shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the settlement date in determining the applicable conversion rate; provided, further, that in respect of any conversion occurring prior the effective date of the spin-off with respect to which the settlement date would occur during the three trading days from, and including, the effective date of such spin-off, references to the 10 consecutive trading-day period shall be deemed replaced with a three consecutive trading-day period with such adjustment to the conversion rate being applied on a retroactive basis from, and including, the effective date of the spin-off.

          (4) If we make any dividend or any other distribution of cash to holders of all or substantially all of our common stock, in which case, immediately prior to the opening of business on the “ex-dividend date” (as defined below) for the dividend or distribution, the applicable conversion rate will be increased based on the following formula:

SP0
CR1 = CR0 x
SP0 - C

where,

CR0 =	the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution

CR1 =	the conversion rate in effect immediately after the ex-dividend date for such dividend or distribution

SP0 =

the average of the Daily VWAP of our common stock for each trading day in the five consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such dividend or distribution (excluding such ex-dividend date)

C =	the amount in cash per share we distribute to holders of our common stock

          In connection with any adjustment to the conversion rate based on clause (4), we must issue a press release for publication through Dow Jones & Company, Inc., Bloomberg Business News, BusinessWire, or PR Newswire or a substantially equivalent financial news organization within five business days following the record date for such dividend or distribution (excluding such record date), announcing such an adjustment. If any dividend or distribution of the type described in clause (4) above is declared but not so paid or made, the new conversion rate will again be adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

          (5) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the Daily VWAP of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

AC + (SP1 x OS1)
CR1 = CR0 x
OS0 x SP1

where,

CR0 =	the conversion rate in effect immediately prior to the effective date of the adjustment

CR1 =	the conversion rate in effect immediately after the effective date of the adjustment

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares accepted for purchase or exchange in such tender or exchange offer

OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires

OS1 =

the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the reduction of shares accepted for purchase or exchange in such tender or exchange offer)

SP1 =	the average of the Daily VWAP of our common stock over the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires

          The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the trading day next succeeding the date such tender or exchange offer expires and shall be applied on a retroactive basis from, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion occurring prior to the date such tender or exchange offer expires with respect to which the settlement date would occur during the 10 trading days from, and including, the trading day next succeeding the date such tender or exchange offer expires, references with respect to the tender or exchange offer to the 10 consecutive trading-day period shall be deemed replaced with such lesser number of trading days as have elapsed between the trading day next succeeding the date such tender or exchange offer expires and the settlement date in determining the applicable conversion rate.

          Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a share split or combination).

          As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

          We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

          A noteholder may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. If we pay withholding taxes on your behalf as a result of an adjustment to the conversion rate of the notes, we may, at our option and pursuant to certain provisions of the indenture, set-off such payments against payments of cash and common stock on the notes. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Additional Material U.S. Federal Income Tax Considerations.”

          To the extent that we have a rights plan in effect upon conversion of the notes into common stock, noteholders that convert their notes will receive, in addition to our common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from our common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

          Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the existing notes were first issued;

•	for a change in the par value of our common stock; or

•	for accrued and unpaid interest and additional interest, if any.

          Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not adjust the conversion rate pursuant to the provisions set forth above to the extent that the adjustments would reduce the conversion price below $0.01.

          Except as described below in this section, in “— Recapitalizations, Reclassifications and Changes of our Common Stock,” we will not adjust the conversion rate.

Recapitalizations, Reclassifications and Changes of Our Common Stock

          In the case of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets, or (B) any statutory share exchange, consolidation or merger involving us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries, then, at the effective time of the transaction, the right to convert a note will be changed into, with respect to each $1,000 in principal amount of notes, a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. If the transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election.

Adjustments of Prices

          Whenever any provision of the first supplemental indenture requires us to calculate Daily VWAP over a span of multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective at any time during the period from which such prices are to be calculated. Such adjustments will be effective as of the effective date of the adjustment to the conversion rate.

Adjustment to Shares Delivered Upon Certain Events

          If you elect to convert your notes in connection with a fundamental change (as defined below under “— Fundamental Change Permits Noteholders to Require Us to Purchase Notes”) that occurs on or prior to the stated maturity of the notes, then each converting noteholder will be entitled to (x) receive shares of our common stock as determined by the applicable conversion rate and (y) receive additional value based on a percentage of the par value of the notes determined by reference to the table below, in the form of a number of additional shares of our common stock (the “change of control make-whole”).

          Any conversion will be deemed to have occurred in connection with a fundamental change giving rise to an adjustment only if (A) in the case of a fundamental change described in clause (2) of the definition of fundamental change, such notes are surrendered for conversion from and after the date that is 35 scheduled trading days prior to the anticipated effective date of such fundamental change through and including the business day immediately preceding the related fundamental change purchase date (as defined below under “— Fundamental Change Permits Noteholders to Require Us to Purchase Notes”), or (B) in the case of a fundamental change described in clause (1) of the definition of fundamental change, such notes are surrendered for conversion from and after the effective date of such fundamental change through and including the business day immediately preceding the related fundamental change purchase date. We will notify noteholders of any fundamental change described in clause (2) of the definition of fundamental change at least 35 scheduled trading days prior to the anticipated effective date (excluding such anticipated effective date) of such fundamental change. We will settle payments of the change of control make-whole as described below under “— Settlement of Change of Control and Coupon Make-Whole.”

          The change of control make-whole will be equal to a percentage of $1,000 of principal amount of notes. The change of control make-whole that each noteholder will be entitled to receive will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the conversion value (the “conversion value”), which will be calculated as the applicable conversion rate multiplied by the price (the “stock price”) per share of our common stock. In the event of a fundamental change and holders of our common stock receive only cash in that fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the Daily VWAP of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the effective date (excluding such effective date).

          The following table sets forth the conversion value and the change of control make-whole to be received per $1,000 principal amount of notes:

Conversion Value as a Percentage of $1,000 of Principal Amount of Notes
Effective Date	83.33%	90.00%	100.00%	110.00%	120.00%	130.00%	140.00%	150.00%	175.00%	200.00%	250.00%	300.00%	400.00%	500.00%	600.00%

February 12, 2010	16.6667	16.6667	16.6667	16.6667	16.6667	15.5443	14.6152	13.8497	12.4166	11.3922	9.8846	8.6594	6.4845	4.5316	2.8182
February 15, 2011	16.6667	16.6667	16.6667	16.2569	14.6321	13.3700	12.3813	11.5971	10.2229	9.3248	8.1027	7.1370	5.3613	3.6198	1.8823
February 15, 2012	16.6667	16.6667	16.2413	13.7661	11.9113	10.5348	9.5182	8.7638	7.5742	6.8866	6.0238	5.3525	4.0974	2.8558	1.7429
February 15, 2013	16.6667	16.6667	13.4153	10.5460	8.4997	7.0788	6.1148	5.4683	4.6103	4.2058	3.7340	3.3505	2.6059	1.8633	1.1177
February 15, 2014	16.6667	14.1129	9.2648	6.0122	3.9854	2.7995	2.1410	1.7895	1.4736	1.3787	1.2514	1.1280	0.8811	0.6342	0.3873
February 15, 2015	16.6667	10.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact conversion values and effective dates may not be set forth in the table above, in which case:

•

If the conversion value is between two conversion value amounts in the table or the effective date is between two effective dates in the table, the change of control make-whole percentage will be determined by a straight-line interpolation between the change of control make-whole percentage set forth for the higher and lower conversion value amounts and the two dates, as applicable, based on a 365-day year.

•	If the conversion value is greater than 600.00%, no adjustment to the change of control make-whole percentage will be made.

•	If the conversion value is less than 83.33%, no adjustment to the change of control make-whole percentage will be made.

          Notwithstanding the foregoing, in no event will the change of control make-whole exceed 16.6667% of the par value of the notes.

          In addition, if a noteholder elects to convert his notes prior to the effective date of any fundamental change, and the fundamental change does not occur, such noteholder will not be entitled to the change of control make-whole in connection with such conversion.

          Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

          Our obligation with respect to the change of control make-whole as described above could discourage a potential acquirer of us. The provisions with respect to the adjustment to the conversion rate upon a fundamental change, however, are not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

Settlement of Change of Control and Coupon Make-Whole

          Upon conversion of a note, we will deliver shares of our common stock in accordance with the terms described above under “—General.” In addition, in order to satisfy our obligations to provide the change of control make-whole or the coupon make-whole to noteholders, we will deliver a number of additional shares of common stock.

          For purposes of calculating the number of shares of our common stock to be delivered in satisfaction of the change of control make-whole or the coupon make-whole:

•

we will deliver to a noteholder entitled to receive the change of control make-whole a number of shares of our common stock equal to (1) (i) the change of control make-whole, multiplied by (ii) $1,000, divided by (2) the stock price (as defined in “—Conversion Rights—Adjustment to Shares Delivered Upon Certain Events”); and

•

we will deliver to a noteholder entitled to receive the coupon make-whole a number of shares of our common stock equal to (1) the coupon make-whole, divided by (2) the average of the Daily VWAP of our common stock over the five consecutive trading-day period ending on the trading day that is two trading days immediately prior to the mandatory conversion date.

          We will deliver the settlement amount (1) to noteholders entitled to receive the coupon make-whole on the mandatory conversion date, and (2) to noteholders entitled to receive change of control make-whole on the third trading day following the conversion date, but such noteholders will be deemed to be the owners of our common stock included in the settlement amount as of the close of business on the conversion date.

          We will not issue fractional shares upon payment of the change of control make-whole or the coupon make-whole. Instead, we will pay cash in lieu of fractional shares based on the stock price.

          “Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NLY.N <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day, determined using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

Fundamental Change Permits Noteholders to Require Us to Purchase Notes

          If a fundamental change (as defined below in this section) occurs at any time, each noteholder will have the right, at that noteholder’s option, to require us to purchase any or all of that holder’s notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple thereof. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, including additional interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is between a regular record date and the interest payment date to which it relates, in which case we will pay accrued and unpaid interest to the noteholder of record on such regular record date). The fundamental change purchase date will be a date specified by us that is no later than the 35th calendar day following the date of our fundamental change notice (excluding such date of fundamental change notice) as described below. Any notes purchased by us will be paid for in shares of our common stock.

          A “fundamental change” will be deemed to have occurred at the time after the existing notes were originally issued that any of the following occurs:

          (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of all shares of our common equity entitled to vote generally in the election of directors, unless such beneficial ownership arises as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer; or

          (2) consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any statutory share exchange, consolidation or merger involving us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries, other than any transaction:

•	involving a consolidation or merger that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock;

•

where the holders of all classes of our common equity immediately prior to such transaction that is a statutory share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent entity thereof immediately after such transaction; or

•

that is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity.

          A fundamental change will not be deemed to have occurred, however, if 90% or more of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors) or which will be so traded when issued or exchanged in connection with the transaction that would otherwise be a fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.

          On or before the 20th day after the occurrence of a fundamental change, we will provide to all noteholders and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a noteholder may exercise the repurchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•

whether the consummation of the fundamental change and the resulting repurchase right resulted or will result in an Event of Default under clause (4) of the description of “—Events of Default” in this prospectus supplement;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•

if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a noteholder may be converted only if such noteholder withdraws the fundamental change purchase notice in accordance with the terms of the first supplemental indenture; and

•	the procedures that noteholders must follow to require us to purchase their notes.

          In order to fulfill our obligation to pay the fundamental change purchase price in shares of our common stock, we will deliver to the paying agent on or prior to the fundamental change purchase date a number of shares of our common stock equal to (A) the aggregate purchase price to be paid divided by (B) the average of the Daily VWAP of our common stock for the 20 consecutive trading-days ending on the trading day immediately prior to the occurrence of the fundamental change. We will not issue fractional shares of our common stock upon purchase of the notes by us. Instead, we will pay cash in lieu of fractional shares based on the Daily VWAP of our common stock on the trading day immediately prior to the occurrence of the fundamental change. If our common stock has been replaced by reference property prior to the fundamental change purchase date, the number of shares of our common stock otherwise deliverable on such date will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in the relevant merger event. We will use our reasonable best efforts to cause a shelf registration statement to be declared effective prior to the fundamental change purchase date for the sale of such shares of our common stock (or reference property, if applicable).

          Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

          To exercise the purchase right, a noteholder must deliver, on or before the business day immediately preceding the fundamental change purchase date (excluding such fundamental change purchase date), subject to extension to comply with applicable law, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent. The purchase notice must state:

•	if certificated, the certificate numbers of the noteholder’s notes to be delivered for purchase;

•	the portion of the principal amount of the noteholder’s notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the holder’s notes are to be purchased by us pursuant to the applicable provisions of the notes and the first supplemental indenture.

          If the notes are not certificated, the purchase notice must comply with applicable DTC, Clearstream and/or Euroclear procedures.

          A noteholder may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change purchase date (excluding such fundamental change purchase date). The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, the notice must comply with applicable DTC, Clearstream and/or Euroclear procedures; and

•	the principal amount, if any, which remains subject to the purchase notice.

          We will be required to purchase the notes on the fundamental change purchase date, subject to extension to comply with applicable law. A noteholder that has exercised the purchase right will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the notes on the second business day following the fundamental change purchase date (excluding such fundamental change purchase date), then

•

the notes tendered for purchase and not withdrawn will cease to be outstanding and interest, including additional interest, if any, will cease to accrue on such notes on the fundamental change purchase date (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•

all other rights of the noteholders with respect to the notes tendered for purchase and not withdrawn will terminate on the fundamental change purchase date (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest (including any additional interest) upon delivery or transfer of the notes).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

          The purchase rights of the noteholders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

          The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect noteholders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

          The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a noteholder to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

          If we fail to purchase the notes when required following a fundamental change, we will be in default under the notes. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events. We will not be required to make an offer to purchase the notes upon a fundamental change if a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in the first supplemental indenture applicable to an offer by us to purchase the notes upon a fundamental change and such third party purchases all notes validly tendered and not withdrawn upon such offer.

Ownership Limit

          As described in the accompanying prospectus under “Description of Debt Securities—Restrictions on Ownership and Transfer,” to assist us in qualifying as a REIT, our charter prohibits anyone from acquiring or holding, directly or constructively, ownership of a number of shares or value of any class of our capital stock in excess of 9.8% of the outstanding shares. The first supplemental indenture provides that, notwithstanding any other provision of the indenture or the notes, no noteholder shall be entitled to convert such notes for our shares of common stock to the extent that the receipt of such common stock would violate any of the limitations on ownership of our shares contained in our charter. Accordingly, for purposes of the ownership limit contained in our charter, ownership of the notes will not be treated as ownership of the shares of common stock that are potentially issuable upon conversion of the notes, and the notes will not be subject to transfer to a trust or to repurchase or other remedies that are provided in the charter for violations of the stock ownership limit. Any attempted conversion of notes that would result in the issuance of common stock in excess of such ownership limit in the absence of such an exemption shall be void to the extent of the number of shares that would cause such violation and the related note or portion thereof shall be returned to the noteholder as promptly as practicable. We will have no further obligation to the noteholder with respect to such voided conversion and such notes will be treated as if they had not been submitted for conversion. A holder of returned notes may resubmit those notes for conversion at a later date subject to compliance with the terms of the indenture and ownership limits described above.

Consolidation, Merger and Sale of Assets

          The provisions of the indenture described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus will apply to the notes.

Events of Default

          In addition to the provisions of the indenture described under “Description of Debt Securities—Events of Default” in the accompanying prospectus, each of the following is an Event of Default with respect to the notes:

          (1) our failure to comply with our obligation to convert the notes in accordance with the first supplemental indenture upon exercise of a noteholder’s conversion right and the default continues for a period of 3 business days after there has been given, by registered or certified mail, to us by the trustee or by such noteholder, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the first supplemental indenture

          (2) our failure to comply with our obligation to deliver any shares of our common stock required to be delivered to a noteholder entitled to receive the change of control make-whole or the coupon make-whole, as described under “—Conversion Rights—Adjustment to Shares Delivered Upon Certain Events” and “—Conversion Rights—Mandatory Conversion”, or any other premium required pursuant to the terms of the first supplement indenture;

          (3) our failure to give a fundamental change notice when due;

          (4) a fundamental change occurs and a noteholder, upon exercising its right to require us to purchase any or all of such holder’s notes, or any portion thereof (as described under “—Fundamental Change Permits Noteholders to Require Us to Purchase Notes”), is not entitled on the Fundamental Change Repurchase Date to receive at least the same amount and form of consideration per share of common stock as was received by the existing holders of our common stock receiving the highest consideration in connection with such fundamental change;

          (5) our stockholders approve any plan or proposal for the liquidation or dissolution of us; and

          (6) our common stock (or other capital stock into which the notes are then convertible pursuant to the terms of the first supplemental indenture) ceases to be listed on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors).

          The first supplemental indenture provides that if an Event of Default specified in clauses (4), (5) or (6) occurs, then the principal and accrued and unpaid interest, including additional interest, if any, on the notes will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any noteholder. However, upon specified conditions, the holders of a majority in principal amount of the notes then outstanding may rescind and annul an acceleration of the notes and its consequences.

          Notwithstanding the foregoing, the first supplemental indenture provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under “— Reports” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 120 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.25% of the principal amount of the notes. If we so elect, such additional interest will accrue on all outstanding notes from and including the date on which the event of default relating to the failure to comply with the reporting obligations in the indenture or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 120th day thereafter (or such earlier date on which such event of default is cured or waived by the holders of a majority in principal amount of the outstanding notes). On such 120th day (or earlier, if the event of default relating to such reporting obligations or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act is cured or waived by the holders of a majority in principal amount of the outstanding notes prior to such 120th day), such additional interest will cease to accrue and, if the event of default relating to reporting obligations or the failure to comply with Section 314(a)(1) of the Trust Indenture Act has not been cured or waived prior to such 120th day, the notes will be subject to acceleration as provided in the indenture. The provisions of the indenture described in this paragraph will not affect the rights of noteholders in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided in the indenture.

          In order to elect to pay the additional interest on the notes as the sole remedy as provided above, we must notify all noteholders and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs.

Reports

          We are required to file with the trustee and the SEC, and transmit to noteholders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed with the trustee within 15 days after the same are so required to be filed with the SEC.

Modification and Waiver

          In addition to the provisions of the indenture described under “Description of Debt Securities —Modification and Waiver” in the accompanying prospectus, the following provisions of the notes may not be modified without the consent of each holder of an outstanding note affected:

          (1) the making of any change that adversely affects the conversion rights of any notes; or

          (2) the reduction of the mandatory conversion price, or fundamental change purchase price of any note, the amendment or modification of the coupon make-whole or the change of control make-whole amounts set forth in the table under “—Conversion Rights—Adjustment to Shares Delivered Upon Certain Events” or the amendment or modification in any manner adverse to the noteholders of our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

Calculations in Respect of Notes

          Except as otherwise provided above, we will be responsible for making all calculations called for in respect of the notes. These calculations include, but are not limited to, determinations of the Daily VWAP of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the noteholders. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any noteholder upon the request of that noteholder.

Information Concerning the Trustee

          Wells Fargo Bank, National Association, will be the trustee, security registrar, paying agent and conversion agent for the notes. Wells Fargo Bank, National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

          The trustee has and certain of its affiliates may from time to time have, banking relationships in the ordinary course of business with us and certain of our affiliates.

Governing Law

          The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

          The notes will be issued in the form of one or more fully registered global notes, which we refer to as the “Global Notes,” which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as the “Depositary” or “DTC,” and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

          Investors may elect to hold interests in the Global Notes through the Depositary, Clearstream Banking Luxembourg S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.A., as operator of the Euroclear System, which we refer to as “Euroclear,” if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A., successor to The Chase Manhattan Bank, will act as depositary for Euroclear, which we refer to in such capacities as the “U.S. Depositaries.” Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

          A further description of the Depositary and its procedures with respect to the Global Notes is set forth in the accompanying prospectus under “Description of Debt Securities — Book-entry Debt Securities.” The Depositary has confirmed to us, the underwriter and the trustee that it intends to follow such procedures.

Global Clearance and Settlement Procedures

          Initial settlement for the notes will be made in immediately available funds. We will make all payments of principal, premium, if any, and interest in respect of the notes in immediately available funds while the notes are held in book-entry only form. Secondary market trading between DTC participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Customers and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

          Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Customers and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

          Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Clearstream Customers or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Customer or a Euroclear Participant to a DTC participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

          Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Further Issues

          We may from time to time, without notice to, or the consent of, the noteholders, create and issue further notes equal in rank to the existing notes and the notes offered hereby in all respects (or in all respects except for the issue date, conversion price, conversion rate and public offering price of such further notes, the payment of interest accruing before the issue date of such further notes, or the first payment of interest following the issue date of such further notes) and so that such further notes may be consolidated and form a single series with any series of the existing notes and the notes offered by this prospectus supplement and have the same terms as to status, redemption or otherwise as the existing notes and the notes of such series offered by this prospectus supplement. We will not issue any further notes intended to form a single series with any series of the notes offered hereby unless the further notes will be fungible with all notes of the same series for U.S. federal income tax purposes.

Notices

          Notices to noteholders will be given by mail to the addresses of the registered noteholders as they appear in the security register.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

          The following discussion supplements the discussion under the heading “Material Federal Income Tax Considerations” in the prospectus. Terms used in this section but not defined in this section have the meanings ascribed to them elsewhere in this prospectus supplement or in “Material Federal Income Tax Considerations” in the prospectus. You should refer to the discussion in the prospectus under “Material Federal Income Tax Considerations” for a discussion of the tax consequences of our election to be taxed as a REIT and the tax consequences to Owners of shares of our common stock. The following is a summary of certain material U.S. federal income tax considerations relates to the acquisition, ownership and disposition of the notes.

          This discussion does not purport to be a complete analysis of all the potential tax considerations relating to the acquisition, ownership and disposition of the notes and our common stock into which the notes may be converted. The discussion is based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations, and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. The IRS could challenge the statements in this discussion, which do not bind the IRS or the courts.

          This summary applies to you only if you are a beneficial owner of a note and you acquire the note in this offering for an amount equal to the price shown on the front cover of this prospectus supplement, plus accrued interest from February 12, 2010 (the “Offering Price”). This summary deals only with notes and common shares held as “capital assets” (within the meaning of Section 1221 of the Code) and does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	dealers in securities or currencies;

•	traders in securities;

•	U.S. Holders (as defined below) whose functional currency is not the United States dollar;

•	persons holding notes or common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle, or synthetic security;

•	persons subject to the alternative minimum tax;

•	certain United States expatriates;

•	financial institutions;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies and regulated investment companies, and shareholders of such corporations;

•	entities that are tax-exempt from U.S. federal income tax, such as retirement plans, individual retirement accounts, and tax-deferred accounts;

•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities; and

•	persons that acquire the notes for a price other than the Offering Price or that acquire our common stock other than pursuant to conversion of the notes.

          If you are a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holding notes or common stock, or a partner in such a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and you are encouraged to consult your own tax advisor regarding the U.S. federal income and estate tax consequences of purchasing, owning and disposing of the notes and the common stock.

          You are encouraged to consult your own tax advisor before you purchase notes regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of purchasing, owning, and disposing of the notes and the common stock that may be applicable to you in light of your particular circumstances.

          For purposes of this summary, when we use the term –

•	U.S. Holder, we mean a U.S. Person that is the beneficial owner of an interest in notes; and

•	Foreign Holder, we mean a person other than an U.S. Person that is a beneficial owner of notes.

Tax Treatment of U.S. Holders

          The following summary applies to you only if you are a U.S. Holder.

Qualified Reopening

          For U.S. federal income tax purposes, the notes offered hereby will be treated as having been issued in a “qualified reopening” of our 4% Convertible Senior Notes Due 2015 that we previously issued on February 12, 2010 (the “existing notes”). As a result, under applicable Treasury Regulations, the notes offered hereby will be treated as having the same issue date (i.e., February 12, 2010) and the same issue price (i.e., expressed as a percentage of par, of 98%) as the existing notes.

Interest and Original Issue Discount on the Notes Generally

          Interest on your notes will be treated as qualified stated interest for purposes of the original issue discount (“OID”) rules set out in the Code and applicable Treasury Regulations and will be taxed as ordinary interest income. In addition:

•	if you use the cash method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest; and

•	if you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

          The notes will be treated as having been issued with OID for U.S. federal income tax purposes in an amount equal to the excess of their stated redemption price at maturity over their issue price. The stated redemption price at maturity of the notes will equal the stated principal amount of the notes.

          You will be required to accrue and include OID in gross income as ordinary income using a constant yield method, in advance of the receipt of the cash payment attributable to the OID, regardless of your regular method of accounting for U.S. federal income tax purposes. The amount of OID that you must include in gross income for each taxable year is the sum of the daily portions of OID that accrue on the notes for each day of the taxable year during which you held the notes. The daily portion of OID is determined by allocating to each day of an accrual period (the period between interest payment dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID allocable to any accrual period will equal the excess of (i) the product of (a) the adjusted issue price (as defined below) of the notes at the beginning of the accrual period multiplied by (b) the yield to maturity (as defined below) of the notes (adjusted to reflect the length of the accrual period), over (ii) the amount of any qualified stated interest allocable to such accrual period. The adjusted issue price of the notes as of any date will equal their issue price, increased by the aggregate amount of OID that has accrued on the notes through such date. The yield to maturity of the notes is the discount rate that, when applied to the stream of interest and principal payments due under the terms of the notes produces a present value equal to the issue price of the notes. You should consult your tax advisors concerning the accrual of OID on the notes.

Purchased Interest

          A portion of the Offering Price you pay to acquire notes is attributable to interest accrued on the notes from the issue date, February 12, 2010, through the date of purchase. We refer to the accrued interest that you purchased as “purchased interest.” Although the tax law concerning your treatment of purchased interest is not entirely clear, you should be able to treat a portion of the first interest payment on the notes as a non-taxable return of the price you paid for the purchased interest rather than as taxable interest income. You should consult your own tax advisor concerning the tax treatment of the purchased interest.

Market Discount

          If the Offering Price of the notes (exclusive of any amount attributable to purchased interest) is less than their adjusted issue price as of the date of the purchase, the excess of the adjusted issue price over the Offering Price of the notes (exclusive of any amount attributable to purchased interest) will be treated as market discount. However, the market discount will be considered to be zero if it is less than a statutorily defined de minimis amount equal to the product of 0.25% multiplied by the adjusted issue price of the notes on the date of purchase multiplied by the number of complete years to maturity from the date of purchase (that is, four years).

          If you purchase notes with market discount then, unless you make the election referred to below, you will be required to treat any gain realized on the sale, exchange, retirement, redemption or other disposition of a note as ordinary income (generally treated as interest income) to the extent of the accrued but unrecognized market discount on the notes. In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of its interest expense on any indebtedness you incur or continue to purchase or carry the notes. In general, market discount will be considered to accrue ratably during the period from the date you purchase the notes to the maturity date of the notes, unless you irrevocably elect to accrue market discount on the notes under a constant yield method. The election to use a constant yield method applies on a debt instrument by debt instrument basis so that if you make an election to use the constant yield method with respect to the notes, it will not apply to other debt instruments you own or subsequently acquire. In addition, you may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and the deferral of interest deductions will not apply. If you make the election to include market discount in income as it accrues, the election will apply to all market discount obligations you acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Acquisition Premium

          If you purchase notes for a price (excluding any amount attributable to the purchased interest described above) that exceeds the adjusted issue price of the notes on the date of purchase, then you will have purchased the notes at an acquisition premium equal to such excess. If you purchased notes at an acquisition premium, then each daily portion of OID that you are required to include in income will be reduced by an amount equal to the product of (i) the daily portion of OID, computed in the manner described above, multiplied by (ii) a fixed fraction, the numerator of which is the amount of acquisition premium you paid and the denominator of which is the total amount of OID remaining to be accrued on the notes from the date of purchase until their maturity date. If you purchase notes for a price (excluding any amount attributable to the purchased interest described above) equal to or in excess of the stated principal amount of the notes, the fixed fraction will equal 1 and the acquisition premium will offset all accruals of OID.

Amortizable Bond Premium

          If you purchase notes for a price (excluding any amount attributable to the purchased interest described above) in excess of the stated principal amount of the notes, you will have acquired the notes with bond premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the remaining term of the notes. If you make this election, it will apply to all taxable debt instruments having bond premium that you own or subsequently acquire and may not be revoked without the consent of the IRS. Amortizable bond premium will be treated as an offset to interest income on the notes rather than as a separate item of deduction.

Election to Treat all Interest and Discount as OID

          Under applicable Treasury Regulations, you may elect to accrue all income on the notes using a constant yield method. If you make this election, then the notes you purchase will be treated as having been issued on the date that you purchase them for an issue price equal to your purchase price. Stated interest on the notes will not be treated as qualified stated interest but will, instead, be included in the stated redemption price at maturity of the notes. Thus, all income on the notes will be accrued as OID. If you make this election with respect to notes that you acquire with amortizable bond premium, you will be considered to have made the election described above to amortize bond premium on all taxable debt instruments that you own or subsequently acquire. Furthermore, if you make this election with respect to bonds you acquire with market discount, you will be considered to have made an election described above to include market discount in income as it accrues. Moreover, if you make this election with respect to your purchase of notes, it is an irrevocable election. You should consult your tax advisors regarding this election.

Constructive Distributions

          The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. Under Section 305(c) of the Code, adjustments to the conversion rate of the notes that have the effect of increasing the noteholders’ proportionate interests in our earnings and profits or assets may result in a taxable deemed distribution to the noteholders. A taxable deemed distribution to the noteholders would result, for example, if the conversion rate is adjusted to compensate noteholders for distributions of cash or property to our stockholders. The adjustment to the conversion rate of the notes converted in connection with a fundamental change or a mandatory conversion, as described under “Description of Notes—Conversion Rights—Mandatory Conversion” and “Description of Notes—Conversion Rights—Conversion Rate Adjustments” above, also may be treated as a taxable deemed distribution. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the noteholders’ interests generally will not result in a taxable deemed distribution to the noteholders. Any taxable deemed distribution to the noteholders will be included in your income in the same manner as an actual distribution received by you as an Owner as discussed in the prospectus under “Material Federal Income Tax Considerations – Taxation of Owners – Taxation of Taxable Domestic Owners – Distributions.” Accordingly, you would be considered to have received a distribution taxable as a dividend to the extent of our current or accumulated earnings and profits even though you did not receive any cash or other property.

Sale or Other Disposition of Notes

          Upon the sale, redemption, exchange or other taxable disposition of the notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•

the amount realized on the disposition (less any amount attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in your gross income, in the manner described above under “—Tax Treatment of U.S. Holders—Interest and Original Issue Discount on the Notes Generally”); and

•	your adjusted tax basis in the notes.

          In the absence of a constant yield election, your adjusted tax basis in your notes generally will be their cost (which should exclude for this purpose the amount of any purchased interest), increased by the amount of OID and any market discount on your notes previously included in your gross income and decreased by the amount of any previously amortized bond premium. Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. Holder, your long-term capital gain generally will be subject to a preferential rate of U.S. federal income tax.

Sale or Other Disposition of Common Stock

          Your tax basis in shares of our common stock that you receive upon conversion of your notes will be determined in the manner described below under “—Tax Treatment of U.S. Holders—Conversion of Notes.” See “Material Federal Income Tax Considerations – Taxation of Owners – Taxation of Taxable Domestic Owners—Dispositions of Our Stock” in the prospectus for additional information relating to the sale or other disposition of shares of our common stock.

Repurchase of Notes

          You have the right to require us to repurchase all or a portion of your notes in exchange for shares of our common stock upon the occurrence of certain fundamental changes, as described above under “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Purchase Notes.” The U.S. federal income tax consequences to you upon such a repurchase of your notes will be as described below under “—Tax Treatment of U.S. Holders—Conversion of Notes.”

Conversion of Notes

          Upon conversion of a note into shares of our common stock, you will not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and cash received attributable to accrued and unpaid interest), subject to the discussion under ‘‘—Tax Treatment of U.S. Holders—Constructive Distributions’’ above regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a fundamental change or mandatory conversion may be treated as a taxable deemed dividend. Moreover, your basis in the common stock you acquire upon the conversion (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest) will equal your adjusted tax basis in the notes you surrender upon conversion and your holding period for the common stock you acquire upon conversion (other than shares attributable to accrued interest) will include the period for which you held the notes that you surrender upon conversion.

          With respect to cash received in lieu of a fractional share of common stock, you will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, you will recognize capital gain or loss equal to the difference between the cash received and that portion of your tax basis in the common stock (determined as discussed above) attributable to the fractional share.

          The value of any shares of common stock attributable to accrued and unpaid interest on a converted note not previously included in your income will be taxed as ordinary income. Your tax basis in any shares of common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received. Your holding period in any shares of common stock attributable to accrued and unpaid interest generally will begin on the day after the date of conversion. If you convert a note between a record date for an interest payment and the next interest payment date and consequently you receive a payment of cash interest with respect to which you made a cash payment to us, as described in “Description of Notes—Conversion Rights,” you should consult your own tax advisor concerning the appropriate treatment of such payments.

          In the event that we are a party to a consolidation, merger or statutory share exchange or a transfer of the consolidated assets of us and our subsidiaries substantially as an entirety as described under “Description of Notes—Conversion Rights,” the conversion obligation will be adjusted so that you will be entitled to convert your notes into the type of consideration that you would have been entitled to receive in such transaction had your notes been converted into common stock immediately prior to such transaction. Depending on the facts and circumstances at the time of any such transaction, such adjustment may result in a deemed exchange of the notes, which may be a taxable event for U.S. federal income tax purposes. You are encouraged to consult your own tax advisor regarding the U.S. federal income tax consequences of such an adjustment as a result of any such transaction.

Distributions on Common Stock

          For a discussion concerning the tax treatment of distributions we make with respect to our common stock, see “Material Federal Income Tax Considerations – Taxation of Owners – Taxation of Taxable Domestic Owners” in the prospectus.

Tax Treatment of Foreign Holders

          The following summary applies to you only if you are a Foreign Holder.

Interest on Notes

          Under current U.S. federal income tax law, and subject to the discussion below, U.S. federal withholding tax generally will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest (including OID) on your notes under the “portfolio interest” exception of the Code, provided that in the case of interest (including OID):

•

you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the related Treasury Regulations;

•	you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);

•	you are not a bank receiving interest described in section 881(c)(3)(A) of the Code;

•

such interest and OID is not effectively connected with your conduct of a United States trade or business (see the discussion below under “—Tax Treatment of Foreign Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”); and

•

you provide a signed written statement, on an IRS Form W-8BEN (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a United States person within the meaning of the Code and providing your name and address to:

	o	us or our paying agent; or

o

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

          The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities. If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest (including OID) made to you will be subject to 30% U.S. federal withholding tax unless you provide us or our paying agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest and OID paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United

States, or (2) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

Distributions on Common Stock and Constructive Distributions

          For a discussion concerning the tax treatment of distributions we make with respect to our common stock, see “Material Federal Income Tax Considerations – Taxation of Owners – Taxation of Foreign Owners” in the prospectus.

          As mentioned above, under “—Tax Treatment of U.S. Holders – Constructive Distributions,” the terms of the notes allow for adjustment of the conversion rate of the notes in certain circumstances and such adjustments may give rise to deemed distributions to the noteholders. Any such deemed distribution will be treated in the same manner as an actual distribution with respect to our common stock for purposes of U.S. federal income taxes and withholding taxes. If we pay withholding taxes on your behalf as a result of a deemed distribution upon an adjustment to the conversion rate of the notes, we may, at our option and pursuant to certain provisions of the first supplemental indenture, set off such payments against payments of cash and common stock on the notes. You are urged to consult your tax advisors with respect to the U.S. federal income tax and withholding tax consequences resulting from an adjustment to the conversion rate of the notes.

Sale or Other Disposition of Notes or Common Stock

          Subject to the discussion below, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of the notes or our common stock, unless:

•

in the case of disposition proceeds representing accrued interest (including OID) on the notes, you cannot satisfy the requirements of the “portfolio interest” exception described above (and your U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above);

•

the gain is effectively connected with your conduct of a U.S. trade or business and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States, in which case, the gain will be taxed as discussed below under “—Tax Treatment of Foreign Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”;

•

you are an individual who is present in the United States for more than 182 days during the taxable year of the disposition and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though you are not considered a resident alien under the Code); or

•	the rules of the Foreign Investment in Real Property Tax Act treat our common stock as U.S. real property interests (“USRPIs”).

          We do not expect that our common stock will constitute USRPIs (see the discussion in the prospectus under “Material Federal Income Tax Considerations – Taxation of Foreign Owners – Dispositions of our Stock”). However, even if our common stock constitutes USRPIs, your disposition of the notes generally will still not be subject to tax under FIRPTA as a disposition of a USRPI provided that (i) our common stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) you did not own, actually or constructively, notes whose total fair market value on the date they were acquired (and on the date or dates any additional notes were acquired) exceeded the fair market value on that date (and on the date or dates any additional notes were acquired) of 5% of all our common stock or, if the notes are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, you did not own, actually or constructively, more than 5% of the total fair market value of the notes at any time during a specified testing period.

Income or Gains Effectively Connected with a U.S. Trade or Business

          If any interest (including OID) on the notes, dividends on our common stock or gain from the sale, exchange, redemption, conversion or other disposition of the notes or our common stock is effectively connected with a U.S. trade or business conducted by you, then the income or gain will be subject to U.S. federal income tax on a net basis at the regular graduated rates and in the same manner applicable to U.S. Holders If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States.

          Payments of interest (including OID) or dividends that are effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, are attributable to a permanent establishment in the United States maintained by you), and therefore included in your gross income, will not be subject to any withholding tax that may otherwise apply provided that you claim exemption from such withholding tax. To claim exemption from such withholding tax, you must certify your qualification, which can be done by providing a properly executed IRS Form W-8ECI or appropriate substitute form on or before any payment date. In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on a non-U.S. corporation that has earnings and profits (attributable to interest, OID, dividends, gains or otherwise) that are effectively connected with the conduct of a trade or business in the United States.

United States Federal Estate Tax

          If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of your death, your notes generally will not be subject to the U.S. federal estate tax, unless, at the time of your death:

•

you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the related Treasury Regulations; or

•	your interest on the notes is effectively connected with your conduct of a United States trade or business.

          Common stock owned or treated as owned by an individual who is not a United States citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Proposed Withholding Legislation

          Recently proposed legislation would impose U.S. withholding tax at a 30% rate on payments of interest (including OID) and proceeds of sale in respect of the notes to a Foreign Holder if certain disclosure requirements related to U.S. ownership of such Foreign Holder are not satisfied. That legislation would also impose U.S. withholding tax at a 30% rate on distributions and proceeds of sale in respect of any common shares received by a Foreign Holder upon conversion of a note if such disclosure requirements are not satisfied. If payment of withholding taxes were required, Foreign Holders that were otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such interest (including OID), distributions, and proceeds would be entitled to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts to Foreign Holders in respect of any amounts withheld. If enacted, these new withholding rules generally would be effective for payments made after either December 31, 2010 or December 31, 2012, depending upon which version of the legislation is enacted into law. It is unclear whether this legislation will be enacted and, if so, what the actual effective date of any such legislation would be.

CERTAIN ERISA CONSIDERATIONS

          Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA) (or Plan), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with its fiduciary responsibilities, and the documents and instruments governing the Plan.

          In addition, we and certain of our subsidiaries and affiliates may be each considered a party in interest within the meaning of ERISA, or a disqualified person within the meaning of the Code, with respect to many Plans, as well as other arrangements subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans (such arrangements also referred to herein as Plans). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which we or any of our subsidiaries or affiliates is a party in interest, unless the transaction qualifies for an exemption from the prohibited transaction rules of ERISA and the Code. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

          Exemptive relief from the prohibited transaction rules under ERISA and the Code may be available for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the notes. Those exemptions include Prohibited Transaction Class Exemption (or PTCE) 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides exemptive relief for certain arm’s-length transactions with a person (other than a fiduciary or an affiliate of a fiduciary that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (or Service Provider Exemption). However, there can be no assurance that any of these class exemptions, the statutory exemption or any other exemption will be available with respect to any particular transaction involving the notes.

          Because we or our affiliates may be considered a party in interest or disqualified person with respect to many Plans, the notes may not be purchased, held, converted or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (or Plan Asset Entity) or any person investing plan assets of any Plan, unless such purchase, holding, conversion or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, conversion or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or noteholder will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with plan assets of any Plan or with any assets of a governmental, church or foreign plan that is subject to any federal, state, local or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) (i) its purchase, holding, conversion and disposition of the notes will not constitute or result in a non-exempt prohibited transaction or will satisfy the conditions required for exemptive relief under a prohibited transaction exemption and (ii) such purchase, holding, conversion and disposition are not otherwise prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church or foreign plan, any substantially similar federal, state, local or foreign law).

          Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Service Provider Exemption or another exemption.

          Purchasers of the notes have exclusive responsibility for ensuring that their purchase, holding, conversion and disposition of the notes do not violate the prohibited transaction rules or other provisions of ERISA, the Code or any substantially similar laws or regulations applicable to governmental, church or foreign plans, as described above.

UNDERWRITING

          Under the terms and subject to the conditions contained in an underwriting agreement dated March 2, 2010, we have agreed to sell to Credit Suisse Securities (USA) LLC all of the notes offered hereby.

          The underwriting agreement provides that the underwriter is obligated to purchase all the notes in the offering if any are purchased.

          The underwriter proposes to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of 1.8% of the principal amount per note. The underwriter and selling group members may allow a discount of 0.6% of the principal amount per note on sales to other broker/dealers. After the initial public offering, the representative may change the public offering price, selling concession and discount to broker/dealers.

          In connection with our offering of the existing notes, we and our executive officers and directors have agreed, pursuant to certain “lock-up” agreements and subject to certain exceptions, not to offer, sell, contract to sell, announce any intention to sell, pledge or otherwise dispose of, directly of indirectly, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 30 days after February 9, 2010. Specifically, we and these other individuals have agreed not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant for the sale of any common stock;

•	lend or otherwise dispose of or transfer any common stock;

•	request or demand that we file a registration statement related to the common stock; or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

          This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The 30-day restricted period will be automatically extended if (1) during the last 17 days of the 30-day restricted period issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the 30-day restricted period, we announce that we will release earnings results or becomes aware that material news or a material event will occur during the 16-day-period beginning on the last day of the 30-day restricted period, in which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The exceptions permit us, among other things and subject to restrictions, to: (a) issue common stock or options pursuant to our long term stock incentive plan or pursuant to the exercise of employee stock options or other awards, and (b) issue common stock pursuant to our stock dividend reinvestment plan. Credit Suisse Securities (USA) LLC has granted us a waiver from this lock-up for purposes of conducting this offering.

          We estimate that our total expenses for this offering, including the underwriting discounts and commissions, will be approximately $3,250,000.

          The underwriter has advised us that it intends to make a market in the notes offered hereby, but it is not obligated to do so. The underwriter may discontinue any market making in the notes at any time in its sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

          In connection with the offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriter of notes in excess of the number of notes the underwriter is obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate members are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

          These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

          We and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

          A prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate an aggregate principal amount of notes to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations.

Selling Restrictions

          European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in the Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000 and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts;

          (c) by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive.

          For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          This prospectus has been prepared on the basis that all offers of the securities will be made pursuant to an exemption under the Prospectus Directive, as implemented in Member States from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make any offer within the European Economic Area of securities which are the subject of the placement contemplated in this prospectus should only do so in circumstances in which no obligation arises for us or the underwriter to produce a prospectus for the offer. Neither we nor the underwriter have authorized, nor do they authorize the making of any offer of securities through any financial intermediary, other than offers made by the underwriter which constitute the final placement of securities contemplated in this prospectus.

          Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

(a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

          (b) in the case of any notes acquired by it as a financial intermediary, as the term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or (ii) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such person.

          For the purposes of this representation, the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          United Kingdom

          This prospectus and any other material in relation to the securities described herein is only being distributed to and is only directed at persons (i) who are outside the United Kingdom and (ii) to investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, (the “Order”) or (iii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such new notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

          The underwriter represents, warrants and agrees as follows: (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the

“FSMA”) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of FSMA does not apply; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

          Switzerland

          We have not been and will not be registered with the Swiss Financial Market Supervisory Authority FINMA as a foreign collective investment scheme pursuant to Article 120 of the Collective Investment Schemes Act of 23 June 2006 (“CISA”). Accordingly, our notes may not be publicly offered in or from Switzerland, and neither this prospectus, nor any other offering materials relating to our notes may be made available through a public offering in or from Switzerland. Our notes may only be offered and this prospectus may only be distributed in or from Switzerland by way of private placement exclusively to qualified investors (as this term is defined in the CISA and its implementing ordinance).

Other Relationships

          Credit Suisse Securities (USA) LLC and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses. Credit Suisse Securities (USA) LLC acted as the underwriter for our initial offering of the existing notes. In addition, Credit Suisse Securities (USA) LLC and its affiliates have been or are lenders under one or more of our secured repurchase credit facilities, and we have entered into interest rate swap agreements with Credit Suisse Securities (USA) LLC. Credit Suisse Securities (USA) LLC and its affiliates are or have been counterparties to securities and other trading activities with us and our affiliates.

LEGAL MATTERS

          Certain legal matters relating to this offering will be passed upon for us by K&L Gates LLP, Washington, D.C. In addition, the description of federal income tax consequences contained in the section of the accompanying prospectus entitled “Material Federal Income Tax Considerations” is based on the opinion of K&L Gates LLP, Washington, D.C. Certain legal matters relating to this offering will be passed upon for the underwriter by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to ‘‘incorporate by reference’’ the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information in documents that we file after the date of this prospectus supplement and before the termination of the offering will automatically update information in this prospectus supplement and the accompanying prospectus.

          We incorporate by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•

the sections of our Definitive Proxy Statement on Schedule 14A for our 2009 annual meeting of stockholders incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Current Reports on Form 8-K filed on February 8, 2010, February 8, 2010 and February 12, 2010; and

•

any future filings which we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities offered by this prospectus supplement and the accompanying prospectus.

PROSPECTUS

Annaly Capital Management, Inc.

Common Stock, Preferred Stock, Warrants, Stockholder Rights, Debt Securities, and Units

          By this prospectus, we may offer, from time to time,

▪	shares of our common stock,

▪	shares of our preferred stock,

▪	warrants to purchase shares of our common stock or preferred stock,

▪

rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing,

▪	debt securities, which may consist of debentures, notes, or other types of debt, and

▪	units consisting of two or more of the foregoing.

          We will provide specific terms of each issuance of these securities in supplements to this prospectus. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest.

          This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

          The New York Stock Exchange lists our common stock under the symbol “NLY” and our 7.875% Series A Cumulative Redeemable Preferred Stock under the symbol “NLY PrA.”

          To assist us in qualifying as a real estate investment trust (or REIT) for federal income tax purposes, no person may own more than 9.8% of the outstanding shares of any class of our common stock or our preferred stock, unless our Board of Directors waives this limitation.

          Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 4 of this prospectus.

          We, or the selling securityholders, may sell these securities to or through underwriters, dealers or agents, or directly to investors.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8, 2010.

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (or SEC or Commission) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information on Annaly.”

          You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

          Certain statements contained in this prospectus, any prospectus supplement and any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, and certain statements contained in our future filings with the Securities and Exchange Commission (the “SEC” or the “Commission”), in our press releases or in our other public or stockholder communications may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (or the Exchange Act). Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	changes in interest rates;

•	changes in the yield curve;

•	changes in prepayment rates;

•	the availability of mortgage-backed securities and other securities for purchase;

•	the availability and terms of financing;

•	changes in the market value of our assets;

•	changes in business conditions and the general economy;

•	changes in government regulations affecting our business;

•	our ability to maintain our qualification as a real estate investment trust for federal income tax purposes;

•	risks associated with the investment advisory business of our wholly-owned subsidiaries, including:

	o	the removal by clients of assets managed,

	o	their regulatory requirements, and

	o	competition in the investment advisory business, and

•	risks associated with the broker-dealer business of our subsidiary.

          No forward-looking statement can be guaranteed and actual future results may vary materially and we caution you not to place undue reliance on these forward-looking statements.

For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, please see the information under the caption “Risk Factors” described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 and any subsequent report incorporated by reference in this prospectus. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ABOUT ANNALY CAPITAL MANAGEMENT, INC.

General

          We own, manage, and finance a portfolio of investment securities, including mortgage pass-through certificates, collateralized mortgage obligations (or CMOs), agency callable debentures, and other securities representing interests in or obligations backed by pools of mortgage loans. Our principal business objective is to generate net income for distribution to our stockholders from the spread between the interest income on our investment securities and the cost of borrowings to finance our acquisition of investment securities, and from dividends we receive from our subsidiaries. We are a Maryland corporation that commenced operations on February 18, 1997. We are self-advised and self-managed.

          We have financed our purchases of investment securities with the net proceeds of equity offerings and borrowings under repurchase agreements whose interest rates adjust based on changes in short-term market interest rates. We have elected to be taxed as a real estate investment trust (or REIT) under the Internal Revenue Code of 1986, as amended (or the Code) and believe that we are organized and have operated in a manner that qualifies us to be taxed as a REIT. If we qualify for taxation as a REIT, we generally will not be subject to federal income tax on our taxable income that is distributed to our stockholders. Therefore, substantially all of our assets, other than our taxable REIT subsidiaries, consist of qualified REIT real estate assets (of the type described in Section 856(c)(5)(B) of the Code).

Stock Listing

          Our common stock is traded on the New York Stock Exchange under the symbol “NLY” and our 7.875% Series A Cumulative Redeemable Preferred Stock (which we refer to as our Series A Preferred Stock) is traded on the New York Stock Exchange under the symbol “NLY PrA.” Our 6% Series B Cumulative Convertible Preferred Stock (which we refer to as our Series B Preferred Stock) is not listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation system.

Principal Executive Offices and Telephone Number

          Our principal executive offices are located at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036. Our telephone number is (212) 696-0100.

RISK FACTORS

          Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information On Annaly,” below.

USE OF PROCEEDS

          Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement for the purchase of mortgage-backed securities and for general corporate purposes. We then intend to increase our investment assets by borrowing against these mortgage-backed securities and using the proceeds to acquire additional mortgage-backed securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

          The following table sets forth our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for periods indicated.

	Nine Months Ended	Fiscal Years Ended December 31,

	September 30, 2009	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	2.24x	1.20x	1.22x	1.10x	1.00x	1.94x
Ratio of earnings to combined fixed charges and preferred stock dividends	2.21x	1.18x	1.21x	1.08x	0.98x	1.88x

          The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings as adjusted by fixed charges and preferred stock dividends (where applicable). For this purpose, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of interest expense and preferred stock dividends paid on our outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

DESCRIPTION OF EQUITY SECURITIES

General

          Our authorized capital stock consists of 1 billion shares of capital stock, par value $.01 per share. Pursuant to our articles of incorporation, as amended, our Board of Directors has the right to classify or reclassify any unissued shares of common stock into one or more classes or series of common stock or preferred stock. As of February 2, 2010, our Board of Directors had classified 7,412,500 unissued shares of common stock as 7,412,500 shares of Series A Preferred Stock, and classified 4,600,000 unissued shares of common stock as 4,600,000 shares of Series B Preferred Stock. As of February 2, 2010, we had 553,155,945 shares of common stock outstanding, not including approximately 7,600,000 million shares of common stock issuable upon the exercise of options granted pursuant to our Long-Term Incentive Plan. In addition, as of February 2, 2010, we had 7,412,500 shares of Series A Preferred Stock outstanding and 2,604,614 shares of Series B Preferred Stock outstanding.

Common Stock

          All shares of common stock offered hereby will be duly authorized, fully paid and nonassessable. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to our articles of incorporation, as amended, by-laws, as amended and restated, and any articles supplementary to our articles of incorporation, as amended.

•	Voting

          Each of our common stockholders is entitled to one vote for each share held of record on each matter submitted to a vote of common stockholders.

          Our by-laws, as amended and restated, provide that annual meetings of our stockholders will be held each calendar year on the date determined by our Board of Directors, and special meetings may be called by a majority of our Board of Directors, our Chairman, a majority of our independent directors, our President or generally by stockholders entitled to cast at least 25% of the votes which all stockholders are entitled to cast at the meeting. Our articles of incorporation, as amended, may be amended in accordance with Maryland law.

•	Dividends; Liquidation; Other Rights

          Common stockholders are entitled to receive dividends when declared by our Board of Directors out of legally available funds. The right of common stockholders to receive dividends is subordinate to the rights of preferred stockholders or other senior stockholders. If we have a liquidation, dissolution or winding up, our common stockholders will share ratably in all of our assets remaining after the payment of all of our liabilities and the payment of all liquidation and other preference amounts to preferred stockholders and other senior stockholders. Common stockholders have no preemptive or other subscription rights, and there are no conversion rights, or redemption or sinking fund provisions, relating to the shares of common stock.

•	Classification or Reclassification of Common Stock or Preferred Stock

          Our articles of incorporation, as amended, authorize our Board of Directors to reclassify any unissued shares of common or preferred stock into other classes or series of shares, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations, and restrictions on ownership, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series.

Preferred Stock

          The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our articles of incorporation, as amended, by-laws, as amended and restated, and any articles supplementary to our articles of incorporation, as amended, designating terms of a series of preferred stock. The preferred stock, when issued, will be validly issued, fully paid, and non-assessable. Because our

Board of Directors has the power to establish the preferences, powers and rights of each series of preferred stock, our Board of Directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

          The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:

–	the title and stated value of the preferred stock;

–	the voting rights of the preferred stock, if applicable;

–	the preemptive rights of the preferred stock, if applicable;

–	the restrictions on alienability of the preferred stock, if applicable;

–	the number of shares offered, the liquidation preference per share and the offering price of the shares;

–	liability to further calls or assessment of the preferred stock, if applicable;

–	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

–	the date from which dividends on the preferred stock will accumulate, if applicable;

–	the procedures for any auction and remarketing for the preferred stock;

–	the provision for a sinking fund, if any, for the preferred stock;

–	the provision for and any restriction on redemption, if applicable, of the preferred stock;

–	the provision for and any restriction on repurchase, if applicable, of the preferred stock;

–	any listing of the preferred stock on any securities exchange;

–	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

–	the terms under which the rights of the preferred stock may be modified, if applicable;

–	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

–	a discussion of certain material federal income tax considerations applicable to the preferred stock;

–	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

–

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

–	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

Description of Securities Warrants

          This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

          We may issue securities warrants for the purchase of common stock or preferred stock, respectively referred to as common stock warrants and preferred stock warrants. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the securities warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered securities warrants. Each issue of securities warrants will be evidenced by securities warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of securities warrants.

          If we offer securities warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such securities warrants, including the following, where applicable:

–	the offering price;

–

the aggregate number of shares purchasable upon exercise of such securities warrants, and in the case of securities warrants for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such securities warrants;

–	the designation and terms of the securities with which such securities warrants are being offered, if any, and the number of such securities warrants being offered with each such security;

–	the date on and after which such securities warrants and any related securities will be transferable separately;

–

the number of shares of preferred stock or shares of common stock purchasable upon exercise of each of such securities warrants and the price at which such number of shares of preferred stock or common stock may be purchased upon such exercise;

–	the date on which the right to exercise such securities warrants shall commence and the expiration date on which such right shall expire;

–	federal income tax considerations; and

–	any other material terms of such securities warrants.

          Holders of future securities warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Annaly.

          If securities warrants for the purchase of preferred stock are offered, the applicable prospectus supplement will also describe the terms of the preferred stock into which the securities warrants are exercisable as described under “Description of Equity Securities—Preferred Stock.”

Description of Rights to Purchase Shares of Common or Preferred Stock

          This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

          We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “stockholder rights.” If stockholders rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

          If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights including the following where applicable:

–	record date;

–	subscription price;

–	subscription agent;

–

aggregate number of shares of preferred stock, shares of common stock, warrants, or units purchasable upon exercise of such stockholder rights and in the case of stockholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;

–	the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;

–	federal income tax considerations; and

–	other material terms of such stockholder rights.

          In addition to the terms of the stockholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such stockholder rights who validly exercises all stockholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised stockholder rights issued to other holders, to the extent such stockholder rights have not been exercised.

          Holders of stockholder rights will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Annaly, except to the extent described in the related prospectus supplement.

Description of Units

          We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

          When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

–	the title of any series of units;

–	identification and description of the separate constituent securities comprising the units;

–	the price or prices at which the units will be issued;

–	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

–	information with respect to any book-entry procedures;

–	a discussion of any material or special United States federal income tax consequences applicable to an investment in the units; and

–	any other terms of the units and their constituent securities.

Transfer Agent and Registrar

Mellon Investor Services LLC, 480 Washington Blvd., Jersey City, New Jersey 07310, is the transfer agent and registrar for our stock. Its telephone number is (800) 522-6645.

DESCRIPTION OF DEBT SECURITIES

          The following description of debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities of that series or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

          We may issue our debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be our unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral.

          The debt securities will be issued under one or more indentures, each to be entered into by us and a trustee. The trustee shall be Wells Fargo Bank, National Association or such other trustee as may be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act of 1939.”

          The following summary of selected provisions of the indenture is not complete, and the summary of selected terms of a particular series of debt securities in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information on Annaly” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

          Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to “Annaly,” “we,” “our company,” “us” and “our” and other similar references mean Annaly Capital Management, Inc., excluding its subsidiaries.

General

          The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

–	the title of the series of debt securities;

–	any limit on the aggregate principal amount of debt securities of the series;

–	the price or prices at which debt securities of the series will be issued;

–	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered on the applicable record date;

–	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

–	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

–	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

–	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

–	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

–

the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

–	the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

–	the terms and conditions, if any, upon which we will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

–	the terms of any sinking fund or analogous provision;

–

if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency or currencies;

–	with respect to debt securities of the series, any addition of any covenant or Event of Default, or the modification or deletion of, any covenant or Event of Default;

–	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

–

whether any debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

–

if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

–

the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;

–	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

–	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

–

the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000, in the case of debt securities in registered form (“registered debt securities”) or $5,000, in the case of bearer debt securities;

–	the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;

–	if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

–	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;

–	any listing of the debt securities on any securities exchange; and

–	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

          As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

          Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

          If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

          The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

          Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” the indenture does not contain any provisions that would limit our ability or the ability of any of our subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we and our subsidiaries may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

          Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however,

provides that we may also issue a series of debt securities in bearer form only, or in both registered and bearer form.

          Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000, and bearer debt securities will be issued in denominations of $5,000.

          Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States of America. However, we, at our option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States of America. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

          Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer debt securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer debt securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer debt securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the United States of America if, but only if, payment of the full amount due on the bearer debt securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

          Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

–

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

–

register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part;

–

exchange any bearer debt security selected for redemption, except to exchange a bearer debt security for a registered debt security of that series of like tenor and terms that is simultaneously surrendered for redemption; or

–	issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Book-entry Debt Securities

          The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

          We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

          DTC has advised us that it is:

–	a limited-purpose trust company organized under the New York Banking Law;

–	a “banking organization” within the meaning of the New York Banking Law;

–	a member of the Federal Reserve System;

–	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

–	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

          DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’

accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

          Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

          To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

          Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

          In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

          Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, us, any trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

          Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

          The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

          DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if

–

DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

–	we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

–	an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of any series,

          We will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

          Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

          Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

          Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

          Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

          Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

          Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

          Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

          Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

          Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by

Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

          The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

          The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities, if any.

Conversion and Exchange

          The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement or the context otherwise requires, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Secured Debt Securities

          The debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Transfer of Assets

          The indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of our property and assets to, or merge with or into, any person unless:

–

either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

–

immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

–	the trustee shall have received the officers’ certificate and opinion of counsel called for by the indenture.

          In the case of any such consolidation, sale, lease, conveyance or merger in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Events of Default

          Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

(1)

default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;

(2)

default in payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in our common shares or other securities or property);

(3)	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

(4)

default in the delivery when due of any securities, cash or other property (including, without limitation, any of our common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for our common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

(5)	default in the performance, or breach, of any other covenant or warranty applicable to us in the indenture or in any debt security of that series other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach (without that default or breach having been cured or waived in accordance with the indenture) for a period of 60 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

(6)

default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt) of us or any Significant Subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $60.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;

(7)

failure by us or any of our Subsidiaries to pay final judgments or decrees entered by a court or courts of competent jurisdiction aggregating in excess of $60.0 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;

(8)	specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours; or

(9)	any other Event of Default established for the debt securities of that series.

          No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default if known to the trustee, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series.

          The indenture provides that if an Event of Default (other than an Event of Default specified in clause (8) of the second preceding paragraph with respect to us) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an Event of Default specified in clause (8) of the second preceding paragraph with respect to us occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references to an Event of Default specified in clause (8) of the second preceding paragraph with respect to us shall not include any Event of Default specified in clause (8) of the second preceding paragraph with respect to any Significant Subsidiary of ours.

          Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate which states whether or not we are in default under the terms of the indenture.

          No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless

–	such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

–

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

–

such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request;

–	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

–

no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

          Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

          The indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, the consent of the holder of each debt security affected will be required for any modification or amendment that, among other things:

–

changes the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture;

–

reduces the principal of or any premium on any debt securities or reduce the rate of interest on any debt securities or reduce the price payable upon the redemption of any debt security, whether such redemption is mandatory or at our option, or upon the repurchase of any debt security at the option of the holder, or reduce any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts;

–	reduces the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

–	adversely affects any right of repayment or repurchase of any debt securities at the option of any holder;

–	changes any place where or the currency in which debt securities are payable;

–

impairs the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt security which is convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange that debt security in accordance with its terms;

–	makes any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property;

–	reduces the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences; or

–	reduces the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

          The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

–	to evidence the succession of another person to us and the assumption by that successor of our covenants contained in the indenture and in the debt securities;

–

to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us with respect to all or any series of debt securities issued under the indenture;

–	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

–

to establish the form or terms of debt securities of any series and any related coupons, including, without limitation, conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property, and to establish any provisions with respect to any security or other collateral for such debt securities, and to make any deletions from or additions or changes to the indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

–	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;

–

to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

–	to add any additional Events of Default with respect to all or any series of debt securities;

–

to supplement any of the provisions of the indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely effect the interest of any holder of a debt security of such series or any other debt security in any material respect;

–

to secure or, if applicable, to provide additional security for all or any debt securities issued under the indenture and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities in accordance with the terms of the indenture;

–	to add to or change or eliminate any provision of the indenture as is necessary or desirable in accordance with any amendment to the Trust Indenture Act;

–

to make any change to the indenture, or any supplemental indenture, or any debt securities to conform the terms thereof to any provision of the description of a series of any debt securities in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities to the extent that such provision in such description was intended to be a substantially verbatim recitation of a provision of the indenture or debt securities;

–

in the case of any series of debt securities which are convertible into or exchangeable for our common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or

–

to amend or supplement any provision contained in the indenture or in any debt securities, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

          The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “—Merger, Consolidation and Transfer of Assets” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

          The indenture contains provisions for convening meetings of the holders of a series of debt securities if (and only if) debt securities of such series are issued or issuable, in whole or in part, in the form of bearer debt securities. A meeting may be called at any time by the trustee, and also upon our request or the request of holders of at least 331/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

          Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

–	either

(A)	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

(B)

all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

–	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

–	the trustee has received an officers’ certificate and an opinion of counsel called for by the indenture.

          Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

–	to defease and be discharged from all of our obligations with respect to that series of debt securities (‘defeasance”), except for:

(1)

the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

(2)	the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and

(3)	certain other limited obligations.

–

to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

          The defeasance or covenant defeasance described above shall only be effective if, among other things:

–	it shall not result in a breach or violation of, or constitute a default under, the indenture;

–

in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the Internal Revenue Service a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

–

in the case of defeasance, we shall provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities;

–

in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

–

if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

–

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

          The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Definitions

          As used in the indenture, the following terms have the meanings specified below:

          The term “Corporation” includes corporations, partnerships, associations, limited liability companies and other companies and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

          “Non-recourse Debt” means any indebtedness the terms of which provide that the claim for repayment of such indebtedness by the holder thereof is limited solely to a claim against the property or assets (including, without limitation, securities or interests in securities) that secure such indebtedness; provided, however, that any obligations or liabilities of the debtor or obligor or any other person solely for indemnities, covenants or breaches of warranties, representations or covenants or similar matters in respect of any indebtedness will not prevent such indebtedness from constituting Non-recourse Debt.

          ‘Person” or “person” means any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          “Significant Subsidiary” means, as of any date of determination, a Subsidiary of ours that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission as in effect on the date of the indenture.

          “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Governing Law

          The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Regarding the Trustees

          The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

          Wells Fargo Bank, National Association may act as trustee under one or more of the indentures. Wells Fargo Bank, National Association provides commercial banking services to us in the ordinary course of business

RESTRICTIONS ON OWNERSHIP AND TRANSFER

          To assist us in qualifying as a REIT, our articles of incorporation, as amended, prohibit anyone from acquiring or holding, directly or constructively, ownership of a number of shares of any class of our capital stock in excess of 9.8% of the outstanding shares. For this purpose the term “ownership” generally means either direct ownership or constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Code, as modified in Section 856(h) of the Code.

          The constructive ownership provisions of Section 544 of the Code generally attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries; attribute ownership of securities owned by family members to other members of the same family; and set forth rules for attributing securities constructively owned by one person to another person. To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owning not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit.

          Any transfer of shares of capital stock that would cause us to be disqualified as a REIT or that would (a) create a direct or constructive ownership of shares of capital stock in excess of the 9.8% ownership limit, or (b) result in the shares of capital stock being beneficially owned (within the meaning of Section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in us being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee (the “purported transferee”) will acquire no rights to those shares. These restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to continue to qualify as a REIT.

          Any purported transfer of shares of capital stock that would result in a purported transferee owning (directly or constructively) shares of capital stock in excess of the 9.8% ownership limit due to the unenforceability of the transfer restrictions described above will constitute “excess securities.” Excess securities will be transferred by operation of law to a trust that we will establish for the exclusive benefit of a charitable organization, until such time as the trustee of the trust retransfers the excess securities. The trustee will be a banking institution designated by us that is not affiliated with the purported transferee or us. While the excess securities are held in trust, the purported transferee will not be entitled to vote or to share in any dividends or other distributions with respect to the securities. Subject to the 9.8% ownership limit, excess securities may be transferred by the trust to any person (if such transfer would not result in excess securities) at a price not to exceed the price paid by the purported transferee (or, if no consideration was paid by the purported transferee, the fair market value of the excess securities on the date of the purported transfer), at which point the excess securities will automatically cease to be excess securities.

          Upon a purported transfer of excess securities, the purported transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to the shares of capital stock except the right to payment of the purchase price for the shares of capital stock on the retransfer of securities as provided above. Any dividend or distribution paid to a purported transferee on excess securities prior to our discovery that shares of capital stock have been transferred in violation of our articles of incorporation, as amended, shall be repaid to us upon demand. If these transfer restrictions are determined to be void, invalid or unenforceable by a court of competent jurisdiction, then the purported transferee of any excess securities may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess securities and to hold the excess securities on our behalf.

          All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

          Any person who acquires shares in violation of our articles of incorporation, as amended, or any person who is a purported transferee such that excess securities results, must immediately give written notice or, in the event of a proposed or attempted transfer that would be void as set forth above, give at least 15 days prior written notice to us of such event and shall provide us such other information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT. In addition, every record owner of 5.0% or more (during any period in which the number of record stockholders is 2,000 or more) or 1.0% or more (during any period in which the number of record stockholders is greater than 200 but less than 2,000) or 1/2% or more (during any period in which the number of record stockholders is 200 or less) of the number or value of our outstanding shares must send us an annual written notice by January 30 stating the name and address of the record owner and the number of shares held and describing how the shares are held. Further, each stockholder is required to disclose to us in writing information with respect to the direct and constructive ownership of shares as the Board of Directors deems reasonably necessary to comply with the REIT provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

          Our Board of Directors may increase or decrease the 9.8% ownership limit. In addition, to the extent consistent with the REIT provisions of the Code, our Board of Directors may, pursuant to our articles of incorporation, as amended, waive the 9.8% ownership limit for a purchaser of our stock. In connection with any such waiver, we may require that the stockholder requesting the waiver enter into an agreement with us providing that we may repurchase shares from the stockholder under certain circumstances to ensure compliance with the REIT provisions of the Code. The repurchase would be at fair market value as set forth in the agreement between us and the stockholder. The consideration received by the stockholder in the repurchase might be characterized as the receipt by the stockholder of a dividend from us, and any stockholder entering into an agreement with us should consult its tax advisor. At present, we do not intend to waive the 9.8% ownership limit for any purchaser.

          The provisions described above may inhibit market activity, and may delay, defer or prevent a change in control or other transaction and the resulting opportunity for the holders of our capital stock to receive a premium for their shares that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of our capital stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

          We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law. See “Where You Can Find More Information on Annaly.” For restrictions on ownership and transfer of our capital stock contained in our charter, see “Restrictions on Ownership and Transfer.”

Classification of Board of Directors, Vacancies and Removal of Directors

          Our by-laws, as amended and restated, provide for a staggered Board of Directors. Our by-laws, as amended and restated, provide for between three and fifteen directors divided into three classes, with terms of three years each. The number of directors in each class and the expiration of each class term is as follows:

Class I	3 Directors	Expires 2012
Class II	2 Directors	Expires 2010
Class III	3 Directors	Expires 2011

          At each annual meeting of our stockholders, successors of the class of directors whose term expires at that meeting will be elected for a three-year term and the directors in the other two classes will continue in office. A classified Board of Directors may delay, defer or prevent a change in control or other transaction that might involve a premium over the then prevailing market price for our common stock or other attributes that our stockholders may consider desirable. In addition, a classified Board of Directors could prevent stockholders who do not agree with the policies of our Board of Directors from replacing a majority of the Board of Directors for two years, except in the event of removal for cause.

          Our by-laws, as amended and restated, provide that any vacancy on our Board of Directors may be filled by a majority of the remaining directors. Any individual so elected director will hold office for the unexpired term of the director he or she is replacing. Our by-laws, as amended and restated, provide that a director may be removed at any time only for cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, but only by a vote taken at a stockholder meeting. These provisions preclude stockholders from removing incumbent directors, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Indemnification

          Our articles of incorporation, as amended, obligate us to indemnify our directors and officers and to pay or reimburse expenses for them before the final disposition of a proceeding to the maximum extent permitted by Maryland law. The Corporations and Associations Article of the Annotated Code of Maryland (or the Maryland General Corporation Law) permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty, or (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Limitation of Liability

          The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services, or (2) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our articles of incorporation, as amended, provide for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

Maryland Business Combination Act

          The Maryland General Corporation Law establishes special requirements for “business combinations” between a Maryland corporation and “interested stockholders” unless exemptions are applicable. An interested stockholder is any person who beneficially owns 10% or more of the voting power of our then outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested stockholder unless the Board of Directors approved the transaction prior to the party becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder. The law also requires a supermajority stockholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:

–	80% of the votes entitled to be cast by holders of outstanding voting shares; and

–

two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder or an affiliate of the interested stockholder with whom the business combination is to be effected.

          As permitted by the Maryland General Corporation Law, we have elected not to be governed by the Maryland business combination statute. We made this election by opting out of this statute in our articles of incorporation, as amended. If, however, we amend our articles of incorporation, as amended, to opt back in to the statute, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Maryland Control Share Acquisition Act

          Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of the other stockholders. Two-thirds of the shares eligible to vote must vote in favor of granting the “control shares” voting rights. “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

–	one-tenth or more but less than one-third of all voting power;

–	one-third or more but less than a majority of all voting power; or

–	a majority or more of all voting power.

          Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

          If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel our Board of Directors to call a special meeting of stockholders to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders’ meeting.

          If voting rights are not approved at a meeting of stockholders then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

–	the last control share acquisition; or

–	the meeting where stockholders considered and did not approve voting rights of the control shares.

          If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may obtain rights as objecting stockholders and, thereunder, exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value may not be less than the highest price per share paid in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of dissenters’ rights would not apply in the context of a control share acquisition. The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

          This section summarizes the material federal income tax considerations that you, as an Owner (as defined in the immediately succeeding paragraph) of shares of capital stock, may consider relevant. K&L Gates LLP has acted as our tax counsel, has reviewed this section and is of the opinion that the discussion contained herein accurately describes the federal income tax considerations that are likely to be material to an Owner of our shares of capital stock. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular Owners of our capital stock in light of their personal investment or tax circumstances, or to certain types of Owners that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “—Taxation of Owners,—Taxation of Tax-Exempt Owners” below), regulated investment companies, partnerships and other pass-through entities (including entities classified as partnerships for federal income tax purposes), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Owners,—Taxation of Foreign Owners” below) and other persons subject to special tax rules.

          You should be aware that in this section, when we use the term:

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“Disqualified organization,” we mean any organization described in section 860E(e)(5) of the Code, including:

i.	the United States;

ii.	any state or political subdivision of the United States;

iii.	any foreign government;

iv.	any international organization;

v.	any agency or instrumentality of any of the foregoing;

vi.

any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

vii.	any rural electrical or telephone cooperative;

•	“Domestic Owner,” we mean an Owner that is a U.S. Person;

•	“Foreign Owner,” we mean an Owner that is not a U.S. Person;

•	“IRS,” we mean the Internal Revenue Service;

•

“Owner,” we mean any person having a beneficial ownership interest in shares of our capital stock, or, where applicable, a person having a beneficial ownership interest in debt securities or other securities that we issue;

•	“TMP,” we mean a taxable mortgage pool as that term is defined in section 7701(i)(2) of the Code;

•	“TRS,” we mean a taxable REIT subsidiary described under “—Requirements for Qualification—Taxable REIT Subsidiaries” below;

•

“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

          The statements in this section and the opinion of K&L Gates LLP are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.

          This summary provides general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our capital stock and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

          We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended on December 31, 1997. We believe that we were organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and the owners of REIT stock. These laws are highly technical and complex.

          In the opinion of K&L Gates LLP, our counsel, we have qualified to be taxed as a REIT beginning with our taxable year ended on December 31, 1997, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. Investors should be aware that K&L Gates LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court.

          In addition, K&L Gates LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. K&L Gates LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

          If we qualify as a REIT, we generally will not be subject to federal income tax on our taxable income that we currently distribute to our stockholders, but taxable income generated by our domestic TRSs will be subject to regular federal (and applicable state and local) corporate income tax. However, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax.”

•	We will pay federal income tax at the highest corporate rate on:

o

net income from the sale or other disposition of property acquired through foreclosure, which we refer to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

	o	other non-qualifying income from foreclosure property.

•

We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

	o	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

	o	a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests by more than a de minimis amount, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure was due to reasonable cause and not due to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification.”

•

If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of the amount we actually distributed and any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay federal income tax on our net long-term capital gain. In that case, a Domestic Owner would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and any of our TRSs that are not conducted on an arm’s-length basis.

•

If (a) we recognize excess inclusion income for a taxable year as a result of our ownership of a 100% equity interest in a TMP or our ownership of a REMIC residual interest and (b) one or more Disqualified Organizations is the record owner of shares of our capital stock during that year, then we will be subject to tax at the highest corporate federal income tax rate on the portion of the excess inclusion income that is allocable to the Disqualified Organizations. We do not anticipate owning REMIC residual interests or residual interests in TMPs. See “—Taxable Mortgage Pools.”

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate federal income tax rate if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax (so called “built-in-gain”) is the lesser of:

o	the amount of gain that we recognize at the time of the sale or disposition, and

o

the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

          In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

                    A REIT is a corporation, trust, or association that meets each of the following requirements:

          1. It is managed by one or more trustees or directors.

          2. Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

          3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

          4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

          5. At least 100 persons are beneficial owners of its shares or ownership certificates.

          6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year. For purposes of this requirement, indirect ownership will be determined by applying attribution rules set out in section 544 of the Code, as modified by section 856(h) of the Code.

          7. It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

          8. It meets certain other qualification tests, described below, regarding the nature of its income and assets.

          We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, however, and beneficiaries of such a trust will be treated as owning our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

          We believe that we have always had and will continue to have sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our capital stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.”

          To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification and use a calendar year for federal income tax purposes. We intend to continue to comply with these requirements.

          Qualified REIT Subsidiaries

          A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

          Other Disregarded Entities and Partnerships

          An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

          If a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

          Taxable REIT Subsidiaries

          A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

          The separate existence of a TRS or other taxable corporation, unlike a qualified REIT subsidiary or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to federal (and applicable state and local income tax) corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

          A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

          Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If a TRS that has for any taxable year both (i) a debt-to-equity ratio in excess of 1.5 to 1, and (ii) accrued interest expense in excess of accrued interest income, then the TRS may be denied an interest expense deduction for a portion of the interest expense accrued on indebtedness owed to the parent REIT (although the TRS can carry forward the amount disallowed to subsequent taxable years). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Gross Income Tests

          We must satisfy two gross income tests annually to maintain qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or mortgages on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•

any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify; and

•	income derived from certain temporary investments.

          Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not inventory property, i.e., property held primarily for sale to customers in the ordinary course of business) or any combination of these.

          Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

Interest

          The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

          If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

          Interest, including any original issue discount or market discount, on mortgage-backed securities in which we have invested and in which we propose to invest is qualifying income both for purposes of the 75% gross income test and the 95% gross income test. Interest income that we have accrued and will accrue in the future on other debt securities that are not secured by mortgages on real property is qualifying income for purposes of the 95% gross income test.

Fee Income

          We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on real property or an interest in real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests.

Dividends

          Our share of any dividends received from any corporation (including any TRS that we own, but excluding any REIT or any qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Hedging Transactions

          We may, from time to time, enter into hedging transactions with respect to the interest rate risk associated with our borrowings. To the extent that we enter into a contract to hedge interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income and gain from such hedging transaction will be excluded from gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent that we hedge for certain other purposes, the resultant income or gain will be treated as income that does not qualify under the 95% gross income test or the 75% gross income test. We intend to structure any hedging transaction in a manner that does not jeopardize our status as a REIT but we cannot assure you that we will be successful in this regard. We may conduct some or all of our hedging activities through a TRS, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through a partnership, qualified REIT subsidiary or other disregarded subsidiary. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Satisfy Gross Income Tests

          We intend to monitor the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our status as a REIT. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the IRS a schedule describing the sources of our gross income in accordance with Treasury Regulations. We cannot predict, however, whether in all circumstances, we would qualify for the benefit of these relief provisions. In addition, as discussed above under “—Taxation of Our Company,” even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

          To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of “real estate assets,” cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs and interests in mortgage loans secured by real property (including certain types of mortgage backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

          Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership) may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership). Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs. For purposes of the 10% value test, the term “securities” does not include certain “straight debt” securities.

          Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt.” Similarly, although stock of another REIT qualifies as a real estate asset for purposes of the REIT asset tests, non-mortgage debt issued by another REIT may not so qualify.

          Any regular or residual interest that we own in a REMIC will generally qualify as real estate assets. However, if less than 95% of the assets of a REMIC consist of assets that qualify as real estate assets, then we will be treated as holding directly our proportionate share of the assets of such REMIC for purposes of the asset tests.

          We believe that the mortgage-backed securities that we hold and those we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

          We have monitored and will continue to monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of our assets to ensure compliance with the asset tests. We will not obtain independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire mortgage loans concerning the loan-to-value ratios for such mortgage loans. Moreover, some of the assets that we may own may not be susceptible to precise valuation. Although we will seek to be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

Failure to Satisfy Asset Tests

          If we fail to satisfy the asset tests as the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

          If we did not satisfy the condition described in the second bullet above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

          If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

          To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

          (A) the sum of

                    (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and

                    (ii) 90% of the net income (after tax), if any, from foreclosure property (as described below), minus

          (B) the sum of certain items of non-cash income.

          In addition, if we were to recognize “built-in-gain,” we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain.

          Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to the Owners of our capital stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

          We will pay federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We generally intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate federal income tax and the 4% nondeductible excise tax.

          We may elect to retain, rather than distribute, our net capital gain and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit or refund, as the case may be, for their share of the tax paid by us. Stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

          To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “—Taxation of Stockholders, —Taxation of Taxable Domestic Stockholders.”

          We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage-backed securities and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. Thus, for any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, then to fund our distribution requirement and maintain our status as a REIT we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable stock dividends, or pursue other strategies. We cannot be assured, however, any such strategy would be successful if our cash flow were to become insufficient to make the required distributions.

          Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

          If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

          If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate stockholders may be eligible for the dividends received deduction, and individual stockholders and other non-corporate stockholders may be eligible to be taxed at the reduced 15% rate currently applicable to qualified dividend income (through 2010). Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

          Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we do not expect that our assets will be held primarily for sale to customers or that a sale of any of our assets will be in the ordinary course of our business, these terms are dependent upon the particular facts and circumstances, and we cannot assure you that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular federal corporate income tax rates.

Foreclosure Property

          A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property.

Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We have not received any income from foreclosure property and we do not expect to receive income from foreclosure property.

Taxable Mortgage Pools

          An entity, or a portion of an entity, may be classified as a TMP under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain mortgage-backed securities as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

          We do not intend to structure or enter into securitization or financing transactions that will cause us to be viewed as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT.

          If, notwithstanding our intent to avoid having the issuing entity in any of our securitization or financing transactions classified as a TMP, one or more of such transactions was so classified, then as long as we owned 100% of the equity interests in the issuing entity, all or a portion of the income that we recognize with respect to our investment in the issuing entity will be treated as excess inclusion income. Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable for that year.

          Although we intend to structure our securitization and financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the IRS we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our stockholders and we must notify our stockholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization and your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Foreign Owners who hold stock for investment and not in connection with a trade or business conducted in the United Sates will be subject to United States federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

          If we recognize excess inclusion income, and one or more Disqualified Organizations are record holders of shares of capital stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose stock ownership gave rise to the tax. To the extent that our capital stock owned by Disqualified Organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our capital stock held by the broker/dealer or other nominee on behalf of the Disqualified Organizations.

          If we own less than 100% of the equity interests in a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for federal income tax purposes and would potentially be subject to federal corporate income tax. This could adversely affect our compliance with the REIT gross income and asset tests described above. We currently do not have, and currently do not intend to enter into any securitization or financing transaction that is a TMP in which we own some, but less than all, of the equity interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT. We cannot assure you that we will be successful in this regard.

Taxation of Owners

Taxation of Taxable Domestic Owners

          Distributions. As long as we qualify as a REIT, distributions we make to our taxable Domestic Owners out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other Owners that are not corporations generally will not be eligible for the 15% reduced rate of tax currently (through 2010) in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, an individual or other non-corporate Owner will be eligible for the 15% reduced rate with respect to (i) distributions attributable to dividends we receive from certain “C” corporations, such as our

TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.

          Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our capital stock. However, corporate Owners may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of individuals, trusts and estates, and 35% in the case of corporations.

          Rather than distribute our net capital gains, we may elect to retain and pay the federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the federal income tax we pay and (iii) increase the basis in your capital stock by the difference between your share of the capital gain and your share of the credit.

          Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our capital stock you own, but rather, will reduce your adjusted tax basis in your capital stock. Assuming that the capital stock you own is a capital asset, to the extent that such distributions exceed your adjusted tax basis in the capital stock you own, you must include them in income as long-term capital gain (or short-term capital gain if the capital stock has been held for one year or less).

          If we declare a dividend in October, November or December of any year that is payable to stockholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions after the close of the taxable year as having been paid during the taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.

          To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “—Annual Distribution Requirements.” Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.

          Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See “—Taxable Mortgage Pools.”

          Dispositions of Our Stock. Any gain or loss you recognize upon the sale or other disposition of our capital stock will generally be capital gain or loss for federal income tax purposes, and will be long-term capital gain or loss if you held the capital stock for more than one year. In addition, any loss you recognize upon a sale or exchange of our capital stock that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.

          If you recognize a loss upon a disposition of our capital stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, recently enacted legislation imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our capital stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

          Amounts that you are required to include in taxable income with respect to our capital stock you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our capital stock, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to our shares of capital stock. Generally, income you recognize with respect to our capital stock will be treated as investment income for purposes of the investment interest limitations.

          Information Reporting and Backup Withholding. We will report to you and to the IRS the amount of distributions on our capital stock or interest on debt securities we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to such distributions or interest unless you:

•	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

          Any amount paid as backup withholding will be creditable against your federal income tax liability. For a discussion of the backup withholding rules as applied to foreign owners, see “—Taxation of Foreign Owners.”

Taxation of Tax-Exempt Owners

          Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However,

they are subject to taxation on their unrelated business taxable income (“UBTI”). Provided that a tax-exempt Owner (i) has not held our capital stock as “debt financed property” within the meaning of the Code and (ii) has not used our capital stock in an unrelated trade or business, amounts that we distribute to tax-exempt Owners generally should not constitute UBTI. However, a tax-exempt Owner’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

          Tax-exempt Owners that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, exempt from taxation under special provisions of the federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

          In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our stock or (b) a group of pension trusts individually holding more than 10% of our stock collectively owns more than 50% of the value of our stock. However, the restrictions on ownership and transfer of our stock, as described under “Description of Capital Stock—Restrictions on Ownership and Transfer” are designed among other things to prevent a tax-exempt entity from owning more than 10% of the value of our stock, thus making it unlikely that we will become a pension-held REIT.

Taxation of Foreign Owners

          The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our capital stock applicable to a Foreign Owner.

          If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our capital stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having Foreign Owners as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our capital stock.

          The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

          Ordinary Dividend Distributions. The portion of dividends received by a Foreign Owner payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Foreign Owner will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, a Foreign Owner will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our capital stock. In cases where the dividend income from a Foreign Owner’s investment in our capital stock is (or is treated as)

effectively connected with the Foreign Owner’s conduct of a U.S. trade or business, the Foreign Owner generally will be subject to U.S. tax at graduated rates, in the same manner as Domestic Owners are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a foreign owner that is a foreign corporation). If a Foreign Owner is the record holder of shares of our capital stock, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a Foreign Owner unless:

•	a lower income treaty rate applies and the Foreign Owner provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the Foreign Owner provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

          Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

          Non-Dividend Distributions. Distributions we make to a Foreign Owner that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the Foreign Owner’s adjusted tax basis in our capital stock at the time of the distribution and, as described below, the Foreign Owner would otherwise be taxable on any gain from a disposition of our capital stock. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A Foreign Owner may, however, seek a refund of such amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the IRS by the Foreign Owner.

          Capital Gain Dividends. Distributions that we make to Foreign Owners that are attributable to our disposition of U.S. real property interests (“USRPI,” which term does not include interests in mortgage loans and mortgage backed securities) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Act of 1980, or FIRPTA, and may also be subject to branch profits tax if the Foreign Owner is a corporation that is not entitled to treaty relief or exemption. Although we do not anticipate recognizing any gain attributable to the disposition of USRPI, as defined by FIRPTA, Treasury Regulations interpreting the FIRPTA provisions of the Code could be read to impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to Foreign Owners, even if no portion of the capital gains we recognize during the year are attributable to our disposition of USRPI. However, in any event, the FIRPTA rules will not apply to distributions to a Foreign Owner with respect to any class of our capital stock so long as (i) such class of stock is regularly traded (as defined by applicable Treasury Regulations) on an established securities market, and (ii) the Foreign Owner owns (actually or constructively) no more than 5% of such class of stock at any time during the one-year period ending with the date of the distribution.

          Dispositions of Our Stock. Unless our capital stock constitutes a USRPI, a sale of our capital stock by a Foreign Owner generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our capital stock will constitute a USRPI. Our capital stock will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our capital stock will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by foreign owners. We do not intend to maintain records to determine whether we are a domestically controlled REIT for this purpose.

          Even if we do not constitute a domestically controlled REIT, a Foreign Owner’s sale of a class of our capital stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) such class of stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) the selling Foreign Owner has owned (actually or constructively) 5% or less of such class of stock at all times during a specified testing period.

          If gain on the sale of our capital stock were subject to taxation under FIRPTA, the Foreign Owner would generally be subject to the same treatment as a Domestic Owner with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the capital stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

          Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Foreign Owner in two cases. First, if the Foreign Owner’s investment in our capital stock is effectively connected with a U.S. trade or business conducted by such Foreign Owner, the Foreign Owner will generally be subject to the same treatment as a Domestic Owner with respect to such gain. Second, if the Foreign Owner is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

          Estate Tax. Our capital stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

          Information Reporting and Backup Withholding. Under current Treasury Regulations, information reporting and backup withholding will not apply to payments on the debt securities or our capital stock made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a Foreign Owner provided that neither we nor our paying agent has actual knowledge or reason to know that you are a Domestic Owner. However, we or our paying agent may be required to report to the IRS and you payments of interest on the debt securities or dividends on our capital stock and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement. The gross proceeds from the disposition of your debt securities or capital stock may be subject to information reporting and backup withholding tax (currently at a maximum rate of 28%). If you sell your debt securities or capital stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. information reporting and backup withholding requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your debt securities or capital stock through a non-U.S. office of a broker that:

•	is a U.S. person;

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. federal income tax purposes; or

•	is a foreign partnership, if at any time during its tax year:

	o	one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

	o	the foreign partnership is engaged in a U.S. trade or business,

          unless the broker has documentary evidence in its files that you are a Foreign Owner and certain other conditions are met or you otherwise establish an exemption.

          If you receive payment of the proceeds of a sale of your debt securities or capital stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide an IRS Form W-8BEN certifying that you are a Foreign Owner or you otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that you are not a Foreign Owner or the conditions of any other exemption are not, in fact, satisfied.

          You are encouraged to consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Other Tax Consequences

          Possible Legislative or Other Actions Affecting Tax Consequences. Prospective investors should recognize that the present federal income tax treatment of an investment in our capital stock may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our capital stock.

          State and Local Taxes. We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our capital stock.

PLAN OF DISTRIBUTION

          We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities, the net proceeds we will receive from such sale and any discounts or concessions allowed or reallowed or paid to dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

          Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

          Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

          Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

          Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

          In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

          The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

          Our common stock is listed on the New York Stock Exchange under the symbol “NLY” and our Series A Preferred Stock is listed on the New York Stock Exchange under the symbol “NLY PrA.” Except for our common stock or as otherwise described in the applicable prospectus supplement, all other securities will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

          Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

EXPERTS

          The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Annaly Capital

Management, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

          The validity of the securities offered hereby is being passed upon for us by K&L Gates LLP. The opinion of counsel described under the heading “Material Federal Income Tax Considerations” is being rendered by K&L Gates LLP. This opinion is subject to various assumptions and is based on current tax law.

WHERE YOU CAN FIND MORE INFORMATION ON ANNALY

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol “NLY” and our Series A Preferred Stock is listed on the New York Stock Exchange under the symbol “NLY PrA,” and all such reports, proxy statements and other information filed by us with the New York Stock Exchange may be inspected at the New York Stock Exchange’s offices at 20 Broad Street, New York, New York 10005. Finally, we also maintain an Internet site where you can find additional information. The address of our Internet site is http://www.annaly.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet site is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials. Accordingly, no information in our or any of these other internet addresses is included herein or incorporated or deemed to be incorporated by reference herein.

          We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. We have filed the documents listed below with the SEC (File No. 1-13447) under the Exchange Act, and these documents are incorporated herein by reference:

–	Our Annual Report on Form 10-K for the year ended December 31, 2008 as filed on February 26, 2009;

–	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed on May 7, 2009;

–	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed on August 6 2009;

–	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed on November 5, 2009;

–	Our Current Report on Form 8-K filed on February 8, 2010;

–	Description of our common stock included in our Registration Statement on Form 8- A, filed on October 6, 1997;

–	Description of our Series A Preferred Stock included in our Registration Statement on Form 8-A, filed April 1, 2004; and

–	Description of our Series B Preferred Stock included in our Registration Statement on Form 8-A, filed April 12, 2006.

          All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents.

          Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement.

          We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Investor Relations, Annaly

Capital Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036, telephone number (212) 696-0100.